                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-143623

[Morgan Stanley LOGO]                                        [BEAR STEARNS LOGO]

                                   ----------

                                      TOP29

                                   ----------

                                 $1,096,591,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

                                   ----------

                                FEBRUARY 1, 2008

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-143623) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC web site at
www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

TRANSACTION FEATURES

o    Mortgage Loan Sellers:

                                                                                                        % BY AGGREGATE
                                               NO. OF MORTGAGE   NO. OF MORTGAGED   AGGREGATE CUT-OFF    CUT-OFF DATE
LOAN SELLERS                                        LOANS           PROPERTIES       DATE BALANCE ($)       BALANCE
----------------------------------------------------------------------------------------------------------------------

Principal Commercial Funding II, LLC                  30                38               613,719,541         49.7%
Bear Stearns Commercial Mortgage, Inc.                18                79               434,556,059         35.2%
Morgan Stanley Mortgage Capital Holdings LLC          34                35               185,582,598         15.0%
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                82               152            $1,233,858,198        100.0%
----------------------------------------------------------------------------------------------------------------------

o    Mortgage Loan Pool:

o    Average Cut-off Date Balance: $15,047,051

o    Largest Mortgage Loan by Cut-off Date Balance: $120,000,000

o    Five largest and ten largest loans: 34.2% and 50.2% of pool, respectively

o    Property Types:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Multifamily     2.9%
Mixed Use       2.6%
Industrial      2.5%
Retail         58.5%
Hospitality    13.7%
Office         10.8%
Other           4.8%
Self Storage    4.3%

*    "Other" includes Theater and Leased Fee property types.

o    Credit Statistics:

     o    Weighted average current underwritten debt service coverage ratio of
          1.51x

     o    Weighted average post IO underwritten debt service coverage ratio of
          1.39x

     o    Weighted average current loan-to-value ratio of 62.7%

     o    Weighted average balloon loan-to-value ratio of 57.7%

o    Call Protection:

     o    48 loans (50.9% of the pool) have a lockout period ranging from 24 to
          61 payments from origination, then permit defeasance at least two years following securitization;

     o    3 loans (16.4% of the pool) are freely prepayable with the greater of yield maintenance and a prepayment premium of 1%, and also permit defeasance at least two years following securitization;

     o    6 loans (14.7% of the pool) have a lockout period ranging from 25 to
          29 payments from origination, then permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance at least two years following securitization;

     o    20 loans (10.1% of the pool) have a lockout period ranging from 12 to
          60 payments from origination, then permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%;

     o    1 loan (7.0% of the pool) has a lockout period of 6 payments from origination, then permits a prepayment with the greater of yield maintenance and a prepayment premium which declines over time;

     o    1 loan (0.6% of the pool) is freely prepayable with the greater of yield maintenance and a prepayment premium of 3% for 24 payments, then permits prepayment with the greater of yield maintenance and a prepayment premium of 1%, and also permits defeasance at least two years following securitization;

     o    3 loans (0.4% of the pool) have a lockout period ranging from 27 to 29 payments from origination, then permit a prepayment with yield maintenance

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
     Agent's website at www.ctslink.com/cmbs.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-2

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

OFFERED CERTIFICATES

         APPROXIMATE                                                                             APPROXIMATE
           INITIAL                                                              EXPECTED FINAL     INITIAL       CERTIFICATE
         CERTIFICATE     APPROXIMATE       RATINGS     AVERAGE     PRINCIPAL    DISTRIBUTION    PASS-THROUGH      PRINCIPAL
CLASS     BALANCE(1)  CREDIT SUPPORT(2)  (FITCH/S&P)  LIFE(3)(4)  WINDOW(3)(5)     DATE(3)         RATE(6)    TO VALUE RATIO(7)
-------------------------------------------------------------------------------------------------------------------------------

  A-1   $ 46,000,000      27.000%          AAA/AAA       3.39        1 - 57        11/2012%           45.76%
  A-2   $ 36,100,000      27.000%          AAA/AAA       4.76       57 - 59        01/2013%           45.76%
  A-3   $ 64,800,000      27.000%          AAA/AAA       6.39       76 - 83        01/2015%           45.76%
 A-AB   $ 49,200,000      27.000%          AAA/AAA       6.85       59 - 106       12/2016%           45.76%
  A-4   $704,616,000      27.000%          AAA/AAA       9.70      106 - 119       01/2018%           45.76%
  A-M   $123,386,000      17.000%          AAA/AAA       9.86      119 - 119       01/2018%           52.02%
  A-J   $ 72,489,000      11.125%          AAA/AAA       9.86      119 - 119       01/2018%           55.71%

PRIVATELY OFFERED CERTIFICATES(8)

         APPROXIMATE
           INITIAL                                                                                 APPROXIMATE
        CERTIFICATE OR                                                            EXPECTED FINAL     INITIAL       CERTIFICATE
           NOTIONAL       APPROXIMATE       RATINGS     AVERAGE     PRINCIPAL     DISTRIBUTION   PASS-THROUGH      PRINCIPAL
CLASS     BALANCE(1)    CREDIT SUPPORT(2)  (FITCH/S&P)  LIFE(3)(4)  WINDOW(3)(5)      DATE(3)        RATE(6)    TO VALUE RATIO(7)
-------------------------------------------------------------------------------------------------------------------------------

X-1(9)  $1,233,858,197          --           AAA/AAA         --              --           --           --                --
X-2(9)  $1,204,247,000          --           AAA/AAA         --              --           --           --                --
   B    $   20,050,000       9.500%           AA/AA        9.86       119 - 119      01/2018%             56.73%
   C    $   10,796,000       8.625%          AA-/AA-       9.86       119 - 119      01/2018%             57.27%
   D    $   21,593,000       6.875%            A/A         9.86       119 - 119      01/2018%             58.37%
   E    $   12,339,000       5.875%           A-/A-        9.89       119 - 120      02/2018%             59.00%
   F    $   13,880,000       4.750%         BBB+/BBB+      9.95       120 - 120      02/2018%             59.70%
   G    $   13,881,000       3.625%          BBB/BBB       9.95       120 - 120      02/2018%             60.41%
   H    $   10,797,000       2.750%         BBB-/BBB-      9.95       120 - 120      02/2018%             60.96%
 J - P  $   33,931,197          --             --            --              --           --           --                --

Notes: (1)    Based on the principal balance of the mortgage loans as of the cut-off date, which is February 1, 2008. The initial certificate balance on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these
              parameters will result in changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in the prospectus supplement. No changes to the statistical data presented in the prospectus supplement will be made unless such changes are material.

       (2)    The percentages indicated under the column "Approximate Credit
              Support" with respect to the Class A-1, A-2, A-3, A-AB and A-4
              Certificates represent the approximate credit support for the
              Class A-1, A-2, A-3, A-AB and A-4 Certificates in the aggregate.

       (3)    Based on the Structuring Assumptions, assuming 0% CPR, as
              described in the Free Writing Prospectus, dated February 1, 2008, to accompany the Prospectus dated February 1, 2008 (the "Free
              Writing Prospectus").

       (4)    Average life is expressed in terms of years.

       (5)    Principal window is the period (expressed in terms of months and commencing with the month of March 2008) during which
              distributions of principal are expected to be made to the holders of each designated Class.

       (6)    The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H,
              J, K, L, M, N, O and P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and Class X-2
              Certificates will accrue interest at a variable rate as described herein.

       (7)    Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances of
              all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the pool's weighted average loan to value ratio. The Class A-1, A-2, A-3, A-AB and A-4 Certificate
              Principal to Value Ratios are calculated based upon the aggregate of the Class A-1, A-2, A-3, A-AB and A-4 Certificate Balances.

       (8)    Not offered pursuant to the Prospectus and Free Writing
              Prospectus. Certificates to be offered privately pursuant to Rule
              144A. Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.

       (9)    The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Free Writing Prospectus.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-3

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

I. ISSUE CHARACTERISTICS

   ISSUE TYPE:                   Public: Class A-1, A-2, A-3, A-AB, A-4, A-M and
                                 A-J (the "Offered Certificates")

                                 Private (Rule 144A): Class X-1, X-2, B, C, D,
                                 E, F, G, H, J, K, L, M, N, O and P Certificates

   SECURITIES OFFERED:           $1,096,591,000 monthly pay, multi-class,
                                 commercial mortgage REMIC Pass-Through
                                 Certificates, including seven principal and
                                 interest classes (Class A-1, A-2, A-3, A-AB,
                                 A-4, A-M and A-J Certificates)

   MORTGAGE LOAN SELLERS:        Principal Commercial Funding II, LLC, Bear
                                 Stearns Commercial Mortgage, Inc., and Morgan
                                 Stanley Mortgage Capital Holdings LLC

   CO-LEAD BOOKRUNNING
   MANAGERS:                     Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc.

   MASTER SERVICER:              Wells Fargo Bank, National Association. The
                                 Plaza La Cienega mortgage loan is master
                                 serviced and primary serviced by Wells Fargo
                                 Bank, National Association under the BSCMSI
                                 2005-PWR7 pooling and servicing agreement.

   PRIMARY SERVICERS:            Principal Global Investors, LLC (generally with
                                 respect to the individual loans sold by
                                 Principal Commercial Funding II, LLC); Wells
                                 Fargo Bank, National Association (generally
                                 with respect to the individual loans sold by
                                 Morgan Stanley Mortgage Capital Holdings LLC,
                                 and Bear Stearns Commercial Mortgage, Inc.);
                                 KeyCorp Real Estate Capital Markets, Inc. (with
                                 respect to the Apple Hotel Portfolio mortgage
                                 loan)

   SPECIAL SERVICER:             Centerline Servicing Inc. Centerline Servicing
                                 Inc. will act as special servicer with respect
                                 to the Plaza La Cienega mortgage loan under the
                                 BSCMSI 2005-PWR7 pooling and servicing
                                 agreement.

   TRUSTEE:                      LaSalle Bank National Association

   PAYING AGENT AND REGISTRAR:   Wells Fargo Bank, National Association

   CUT-OFF DATE:                 February 1, 2008. For purposes of the
                                 information contained in this term sheet,
                                 scheduled payments due in February 2008 with
                                 respect to mortgage loans not having payment
                                 dates on the first day of each month have been
                                 deemed received on February 1, 2008, not the
                                 actual day on which such scheduled payments
                                 were due.

   EXPECTED CLOSING DATE:        On or about February 29, 2008

   DETERMINATION DATES:          The 7th day of each month (if the 7th day is
                                 not a business day, the next succeeding
                                 business day), commencing in March 2008

   DISTRIBUTION DATES:           The 4th business day following the
                                 Determination Date in each month, commencing in
                                 March 2008

   ADVANCING:                    The Master Servicer is required to advance
                                 delinquent monthly mortgage payments to the
                                 extent recoverable. If the Master Servicer
                                 determines that a previously made advance is
                                 not recoverable, the Master Servicer will
                                 reimburse itself from the Certificate Account
                                 for the amount of the advance, plus interest.
                                 The reimbursement will be made first from
                                 principal distributable on the Certificates and
                                 then interest. The Master Servicer has
                                 discretion to defer to later periods any
                                 reimbursements that would be made from interest
                                 on the Certificates.

   MINIMUM DENOMINATIONS:        $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                 A-M and A-J Certificates; with investments in
                                 excess of the minimum denominations made in
                                 multiples of $1

   SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest

   LEGAL/REGULATORY STATUS:      Class A-1, A-2, A-3, A-AB, A-4, A-M and A-J
                                 Certificates are expected to be eligible for
                                 exemptive relief under ERISA. No Class of
                                 Certificates is SMMEA eligible.

   RISK FACTORS:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE FREE WRITING
                                 PROSPECTUS AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-4

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, O and P Certificates will each accrue interest at either (i) a fixed rate,
(ii) a fixed rate subject to a cap at the weighted average net mortgage rate or,
(iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-5

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

Class X-1 and X-2 Notional       The Notional Amount of the Class X-1
Balances:                        Certificates will be equal to the aggregate of
                                 the Certificate Balances of the classes of
                                 Principal Balance Certificates outstanding from
                                 time to time. The Notional Amount of the Class
                                 X-2 Certificates will equal:

                                      o    during the period from the closing
                                           date through and including the
                                           distribution date occurring in
                                           February 2009, the sum of (a) the
                                           lesser of $42,609,000 and the
                                           certificate balance of the Class A-1
                                           Certificates outstanding from time to
                                           time and (b) the aggregate of the
                                           certificate balances of the Class
                                           A-2, Class A-3, Class A-AB, Class
                                           A-4, Class A-M, Class A-J, Class B,
                                           Class C, Class D, Class E, Class F,
                                           Class G, Class H, Class J, Class K
                                           and Class L Certificates outstanding
                                           from time to time;

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2009 through and including
                                           the distribution date occurring in
                                           February 2010, the sum of (a) the
                                           lesser of $30,291,000 and the
                                           certificate balance of the Class A-2
                                           Certificates outstanding from time to
                                           time, and (b) the aggregate of the
                                           certificate balances of the Class
                                           A-3, Class A-AB, Class A-4, Class
                                           A-M, Class A-J, Class B, Class C,
                                           Class D, Class E, Class F, Class G,
                                           Class H, Class J, Class K and Class L
                                           Certificates outstanding from time to
                                           time;

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2010 through and including
                                           the distribution date occurring in
                                           February 2011, the sum of (a) the
                                           lesser of $43,481,000 and the
                                           certificate balance of the Class A-3
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           certificate balances of the Class
                                           A-AB, Class A-4, Class A-M, Class
                                           A-J, Class B, Class C, Class D, Class
                                           E and Class F Certificates
                                           outstanding from time to time and (c)
                                           the lesser of $10,450,000 and the
                                           certificate balance of the Class G
                                           Certificates outstanding from time to
                                           time;

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2011 through and including
                                           the distribution date occurring in
                                           February 2012, the sum of (a) the
                                           lesser of $43,823,000 and the
                                           certificate balance of the Class A-AB
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           certificate balances of the Class
                                           A-4, Class A-M, Class A-J, Class B,
                                           Class C, Class D and Class E
                                           Certificates outstanding from time to
                                           time and (c) the lesser of $1,528,000
                                           and the certificate balance of the
                                           Class F Certificates outstanding from
                                           time to time;

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2012 through and including
                                           the distribution date occurring in
                                           February 2013, the sum of (a) the
                                           lesser of $662,816,000 and the
                                           certificate balance of the Class A-4
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           certificate balances of the Class
                                           A-M, Class A-J, Class B and Class C
                                           Certificates outstanding from time to
                                           time and (c) the lesser of
                                           $14,280,000 and the certificate
                                           balance of the Class D Certificates
                                           outstanding from time to time;

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-6

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2013 through and including
                                           the distribution date occurring in
                                           February 2014, the sum of (a) the
                                           lesser of $618,480,000 and the
                                           certificate balance of the Class A-4
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           certificate balances of the Class
                                           A-M, Class A-J and Class B
                                           Certificates outstanding from time to
                                           time and (c) the lesser of $6,018,000
                                           and the certificate balance of the
                                           Class C Certificates outstanding from
                                           time to time;

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2014 through and including
                                           the distribution date occurring in
                                           February 2015, the sum of (a) the
                                           lesser of $531,799,000 and the
                                           certificate balance of the Class A-4
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           certificate balances of the Class A-M
                                           and Class A-J Certificates
                                           outstanding from time to time and (c)
                                           the lesser of $8,791,000 and the
                                           certificate balance of the Class B
                                           Certificates outstanding from time to
                                           time;

                                      o    during the period following the
                                           distribution date occurring in
                                           February 2015 through and including
                                           the distribution date occurring in
                                           February 2016, the sum of (a) the
                                           lesser of $494,754,000 and the
                                           certificate balance of the Class A-4
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           certificate balances of the Class A-M
                                           Certificates outstanding from time to
                                           time and (c) the lesser of
                                           $65,719,000 and the certificate
                                           balance of the Class A-J Certificates
                                           outstanding from time to time;

                                      o    following the distribution date
                                           occurring in February 2016, $0.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-7

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

Class X-1 Pass-Through Rate:     The Pass-Through Rate applicable to the Class
                                 X-1 Certificates for the initial Distribution
                                 Date will equal approximately % per annum. The
                                 Pass-Through Rate applicable to the Class X-1
                                 Certificates for each Distribution Date
                                 subsequent to the initial Distribution Date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 Notional Amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 Distribution Date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 Distribution Date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the Certificate Balance of one of
                                 the classes of the Principal Balance
                                 Certificates. In general, the Certificate
                                 Balance of each class of Principal Balance
                                 Certificates will constitute a separate
                                 component of the total Notional Amount of the
                                 Class X-1 Certificates; provided that, if a
                                 portion, but not all, of the Certificate
                                 Balance of any particular class of Principal
                                 Balance Certificates is identified under
                                 "--Certificate Balances" in the Free Writing
                                 Prospectus as being part of the total Notional
                                 Amount of the Class X-2 Certificates
                                 immediately prior to any Distribution Date,
                                 then that identified portion of such
                                 Certificate Balance will also represent one or
                                 more separate components of the total Notional
                                 Amount of the Class X-1 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related Distribution Date, and the
                                 remaining portion of such Certificate Balance
                                 will represent one or more other separate
                                 components of the Class X-1 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related Distribution Date. For any
                                 Distribution Date occurring in or before
                                 February 2016, on any particular component of
                                 the total Notional Amount of the Class X-1
                                 Certificates immediately prior to the related
                                 Distribution Date, the applicable Class X-1
                                 Strip Rate will be calculated as follows:

                                      o    if such particular component consists
                                           of the entire Certificate Balance (or
                                           a designated portion of that
                                           certificate balance) of any class of
                                           Principal Balance Certificates, and
                                           if such entire Certificate Balance
                                           (or that designated portion) also
                                           constitutes a component of the total
                                           Notional Amount of the Class X-2
                                           Certificates immediately prior to the
                                           related Distribution Date, then the
                                           applicable Class X-1 Strip Rate will
                                           equal the excess, if any, of (a) the
                                           Weighted Average Net Mortgage Rate
                                           for such Distribution Date, over (b)
                                           the greater of (i) the rate per annum
                                           corresponding to such Distribution
                                           Date as set forth on Schedule B
                                           attached to the Free Writing
                                           Prospectus and (ii) the Pass-Through
                                           Rate for such Distribution Date for
                                           such class of Principal Balance
                                           Certificates; and

                                      o    if such particular component consists
                                           of the entire Certificate Balance (or
                                           a designated portion of that
                                           certificate balance) of any class of
                                           Principal Balance Certificates, and
                                           if such entire Certificate Balance
                                           (or that designated portion) does not
                                           also constitute a component of the
                                           total Notional Amount of the Class
                                           X-2 Certificates immediately prior to
                                           the related Distribution Date, then
                                           the applicable Class X-1 Strip Rate
                                           will equal the excess, if any, of (a)
                                           the Weighted Average Net Mortgage
                                           Rate for such Distribution Date, over
                                           (b) the Pass-Through Rate for such
                                           Distribution Date for such class of
                                           Principal Balance Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-8

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

                                 For any Distribution Date occurring after
                                 February 2016, the Certificate Balance of each
                                 class of Principal Balance Certificates will
                                 constitute a separate component of the total
                                 Notional Amount of the Class X-1 Certificates,
                                 and the applicable Class X-1 Strip Rate with
                                 respect to each such component for each such
                                 Distribution Date will equal the excess, if
                                 any, of (a) the Weighted Average Net Mortgage
                                 Rate for such Distribution Date, over (b) the
                                 Pass-Through Rate for such Distribution Date
                                 for such class of Principal Balance
                                 Certificates. Under no circumstances will any
                                 Class X-1 Strip Rate be less than zero.

Class X-2 Pass-Through Rate:     The Pass-Through Rate applicable to the Class
                                 X-2 Certificates for the initial Distribution
                                 Date will equal approximately % per annum. The
                                 Pass-Through Rate applicable to the Class X-2
                                 Certificates for each Distribution Date
                                 subsequent to the initial Distribution Date and
                                 on or before the Distribution Date in February
                                 2016 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 Notional Amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 Distribution Date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 Distribution Date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the Certificate Balance of a
                                 specified class of Principal Balance
                                 Certificates. If all or a designated portion of
                                 the Certificate Balance of any class of
                                 Principal Balance Certificates is identified
                                 under "--Certificate Balances" in the Free
                                 Writing Prospectus as being part of the total
                                 Notional Amount of the Class X-2 Certificates
                                 immediately prior to any Distribution Date,
                                 then that Certificate Balance (or designated
                                 portion of it) will represent one or more
                                 separate components of the total Notional
                                 Amount of the Class X-2 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related Distribution Date. For any
                                 Distribution Date occurring in or before
                                 February 2016, on any particular component of
                                 the total Notional Amount of the Class X-2
                                 Certificates immediately prior to the related
                                 Distribution Date, the applicable Class X-2
                                 Strip Rate will equal the excess, if any, of:

                                      o    the lesser of (a) the rate per annum
                                           corresponding to such Distribution
                                           Date as set forth on Schedule B
                                           attached to the Free Writing
                                           Prospectus and (b) the Weighted
                                           Average Net Mortgage Rate for such
                                           Distribution Date, over

                                      o    the Pass-Through Rate for such
                                           Distribution Date for the class of
                                           Principal Balance Certificates whose
                                           Certificate Balance, or a designated
                                           portion of it, comprises such
                                           component.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-9

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

Yield Maintenance/Prepayment     On any Distribution Date, Prepayment Premiums
Premium Allocation:              or Yield Maintenance Charges collected in
                                 respect of each Mortgage Loan included in the
                                 Trust during the related Collection Period will
                                 be distributed by the paying agent on the
                                 Classes of Certificates as follows: to the
                                 holders of each of the Class A-1, Class A-2,
                                 Class A-3, Class A-AB, Class A-4, Class A-M,
                                 Class A-J, Class B, Class C, Class D, Class E,
                                 Class F, Class G and Class H Certificates then
                                 entitled to distributions of principal on such
                                 Distribution Date, an amount equal to the
                                 product of (a) a fraction, the numerator of
                                 which is the amount distributed as principal to
                                 the holders of that Class on that Distribution
                                 Date, and the denominator of which is the total
                                 amount distributed as principal to the holders
                                 of all Classes of Certificates on that
                                 Distribution Date, (b) the Base Interest
                                 Fraction for the related Principal Prepayment
                                 and that Class and (c) the amount of the
                                 Prepayment Premium or Yield Maintenance Charge
                                 collected in respect of such Principal
                                 Prepayment during the related Collection
                                 Period. Any Prepayment Premiums or Yield
                                 Maintenance Charges relating to a Mortgage Loan
                                 in the Trust and collected during the related
                                 Collection Period remaining after those
                                 distributions described above will be
                                 distributed to the holders of the Class X-1 and
                                 Class X-2 Certificates.

                                 On any Distribution Date on or before the
                                 Distribution Date in February 2013, % of the
                                 Prepayment Premiums or Yield Maintenance
                                 Charges remaining after those distributions
                                 will be distributed to the holders of the Class
                                 X-1 Certificates and % of the Prepayment
                                 Premiums or Yield Maintenance Charges remaining
                                 after those distributions will be distributed
                                 to the holders of the Class X-2 Certificates.
                                 After the Distribution Date in February 2013,
                                 any of such Prepayment Premiums or Yield
                                 Maintenance Charges remaining after those
                                 distributions will be distributed to the
                                 holders of the Class X-1 Certificates.

                                 The following is an example of the Prepayment
                                 Premium Allocation under (b) above based on the
                                 information contained herein and the following
                                 assumptions:

                                 Two Classes of Certificates: Class A-2 and X-1

                                 The characteristics of the Mortgage Loan being
                                 prepaid are as follows:

                                      o    Distribution date after February 2013

                                      o    Mortgage Rate: 5.30%

                                      o    Maturity Date: 10 years

                                 The Discount Rate is equal to 4.30%

                                 The Class A-2 Pass-Through Rate is equal to
                                 5.00%

                                           CLASS A-2 CERTIFICATES

                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                    METHOD                          FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------

                                 (Class A-2 Pass-Through Rate - Discount Rate)    5.30%-4.30%)
                                 ---------------------------------------------   -------------      70.00%
                                       (Mortgage Rate - Discount Rate)           (5.00%-4.30%)

                                                              CLASS X-1 CERTIFICATES

                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                    METHOD                          FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------
                                 (1 - Class A-2 Allocation)                       (1 -70.00%)       30.00%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
FREE WRITING PROSPECTUS AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-10

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2008-TOP29

III. COLLATERAL DESCRIPTION

 -----
|     |  Single Note/Multiple Properties
 -----

--------------------------------------------------------------------------------------------------------------------------------
                                TEN LARGEST LOANS
--------------------------------------------------------------------------------------------------------------------------------
      MORTGAGE                                                                                                          LOAN PER
LOAN    LOAN                                                                PROPERTY    CUT-OFF DATE  % OF   UNITS/SF/  UNIT/SF/
 NO.   SELLER   PROPERTY NAME                      CITY           STATE       TYPE       BALANCE ($)  POOL     ROOMS       ROOM
--------------------------------------------------------------------------------------------------------------------------------

  1     PCFII   Kimco Portfolio(1)                 Various       Various  Retail         120,000,000   9.7%  1,228,806  $ 122.07
  2     BSCMI   Apple Hotel Portfolio(2)           Various       Various  Hospitality     86,212,500   7.0%      3,439  $ 100,276
  3     BSCMI   Shadow Lake Towne Center           Papillion       NE     Retail          83,800,000   6.8%    636,297  $ 131.70
  4     PCFII   Cabin John Mall & Shopping Center  Potomac         MD     Retail          67,000,000   5.4%    212,138  $ 315.83
  5     PCFII   GE Healthcare Facility             Wauwatosa       WI     Office          65,250,000   5.3%    506,195  $ 128.90
  6     BSCMI   SecurCare Self Storage Portfolio   Various       Various  Self Storage    52,500,000   4.3%  1,591,977  $ 32.98
  7     PCFII   Hilton - Indianapolis              Indianapolis    IN     Hospitality     50,720,000   4.1%        332  $152,771
  8     PCFII   Arena Hub Shopping Center          Wilkes-Barre    PA     Retail          34,961,449   2.8%    291,623  $ 119.89
  9     BSCMI   Broadview Village Square           Broadview       IL     Retail          31,500,000   2.6%    329,160  $  95.70
  10    BSCMI   Gainesville Hilton                 Gainesville     FL     Hospitality     27,775,000   2.3%        248  $111,996
--------------------------------------------------------------------------------------------------------------------------------
                TOTAL/WEIGHTED AVERAGE:                                                 $619,718,949  50.2%
--------------------------------------------------------------------------------------------------------------------------------

               U/W
              DSCR    CUT-OFF
LOAN   U/W   POST IO    DATE   BALLOON
 NO.  DSCR    PERIOD    LTV      LTV
--------------------------------------

  1   1.38x    1.18x    66.7%    59.6%
  2   1.81x    1.81x    54.3%    54.3%
  3   1.49x    1.27x    61.6%    57.8%
  4   1.29x    1.12x    68.8%    64.9%
  5   1.54x    1.54x    65.6%    65.6%
  6   1.57x    1.31x    66.3%    60.4%
  7   1.40x    1.21x    65.9%    62.1%
  8   1.34x    1.34x    57.0%    46.8%
  9   1.85x    1.85x    51.2%    51.2%
  10  1.89x    1.89x    53.9%    53.9%
--------------------------------------
      1.52X    1.40X    62.4%    58.7%
--------------------------------------

(1)  The $120,000,000 Kimco Portfolio mortgage loan represents a 80% pari passu interest in a $150,000,000 first mortgage loan that is split into two pari passu notes. The A-2 Note is expected to be included in a future transaction. All LTV, DSCR and Loan per SF numbers in the table are based on the total $150,000,000 whole loan.

(2)  The Apple Hotel Portfolio Loan was co-originated by Bear Stearns Commercial
     Mortgage, Inc. and Bank of America, N.A., with each originator retaining a
     50% pari passu portion of the original $344,850,000 whole loan. Note A-1 will be included in the trust and represents a 25% pari passu interest in the whole loan. Notes A-2, A-3 and A-4 are expected to be included in future transactions. All LTV, DSCR and Loan per Room numbers in the table are based on the total $344,850,000 whole loan.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-11

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2008-TOP29

IV. MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS AND RELATED CLASSES(1)(2)

                                    CLASS A-1

          MORTGAGE                                                                % OF                            LOAN
MORTGAGE    LOAN                                        PROPERTY   CUT-OFF DATE  TOTAL    BALLOON    UNITS/SF/    PER     U/W
LOAN NO.   SELLER   PROPERTY NAME               STATE     TYPE     BALANCE ($)    POOL    BALANCE      ROOMS    UNIT/SF  DSCR
------------------------------------------------------------------------------------------------------------------------------

   11       BSCMI   South Barrington 30(3)        IL   Other         26,846,376   2.2%  $23,373,088   130,757   $205.32  1.48x
   35       BSCMI   Azalea Square Phase III(3)    SC   Retail         8,702,500   0.7%  $ 8,702,500    75,080   $115.91  1.75x
   54       BSCMI   FedEx Ground - Walker, MI     MI   Industrial     4,669,000   0.4%  $ 4,669,000    78,034   $ 59.83  1.66x
------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                         $40,217,876   3.3%  $36,744,588                      1.56X
------------------------------------------------------------------------------------------------------------------------------

           U/W
           DSCR   CUT-
           POST   OFF   MATURITY  REM.    REM.
MORTGAGE    IO    DATE    DATE     IO    TERM TO
LOAN NO.  PERIOD  LTV     LTV     TERM  MATURITY
------------------------------------------------

   11      1.48x  56.3%   49.0%    NAP     57

   35      1.75x  57.3%   57.3%    57      57

   54      1.66x  61.0%   61.0%    55      55
------------------------------------------------
           1.56X  57.1%   52.2%            57
------------------------------------------------

                                    CLASS A-2

          MORTGAGE                                                                % OF                           LOAN
MORTGAGE    LOAN                                        PROPERTY   CUT-OFF DATE  TOTAL    BALLOON    UNITS/SF/    PER     U/W
LOAN NO.   SELLER   PROPERTY NAME               STATE     TYPE     BALANCE ($)    POOL    BALANCE      ROOMS    UNIT/SF  DSCR
------------------------------------------------------------------------------------------------------------------------------

   11       BSCMI   South Barrington 30(3)        IL   Other         26,846,376   2.2%  $23,373,088   130,757   $205.32  1.48x
   29       BSCMI   Memorial Square               OK   Retail        13,140,000   1.1%  $13,140,000   123,860   $106.09  2.30x
   35       BSCMI   Azalea Square Phase III(3)    SC   Retail         8,702,500   0.7%  $ 8,702,500    75,080   $115.91  1.75x
------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                         $48,688,876   3.9%  $45,215,588                      1.75X
------------------------------------------------------------------------------------------------------------------------------

           U/W
           DSCR   CUT-
           POST   OFF   MATURITY  REM.    REM.
MORTGAGE    IO    DATE    DATE     IO    TERM TO
LOAN NO.  PERIOD  LTV     LTV     TERM  MATURITY
------------------------------------------------

   11      1.48x  56.3%    49.0%   NAP     57
   29      2.30x  44.5%    44.5%   59      59
   35      1.75x  57.3%    57.3%   57      57
------------------------------------------------
           1.75X  53.3%    49.3%           58
------------------------------------------------

                                    CLASS A-3

          MORTGAGE                                                                % OF                           LOAN
MORTGAGE    LOAN                                     PROPERTY      CUT-OFF DATE  TOTAL    BALLOON    UNITS/SF/    PER     U/W
LOAN NO.   SELLER   PROPERTY NAME            STATE     TYPE        BALANCE ($)    POOL    BALANCE      ROOMS    UNIT/SF  DSCR
------------------------------------------------------------------------------------------------------------------------------

  6         BSCMI   SecurCare Self Storage  Various  Self Storage    52,500,000   4.3%  $47,823,117  1,591,977  $ 32.98  1.57x
                    Portfolio
  38        BSCMI   Plaza La Cienega           CA    Retail           6,991,738   0.6%  $ 6,117,624    314,231  $158.93  1.64x
  40        BSCMI   FedEx Snow Shoe            PA    Industrial       6,965,000   0.6%  $ 6,965,000     55,440  $125.63  1.51x
  59        BSCMI   Greenfield Commons -       IL    Retail           3,720,000   0.3%  $ 3,720,000     32,258  $115.32  1.77x
                    Aurora
------------------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                         $70,176,738   5.7%  $64,625,742                      1.58X
------------------------------------------------------------------------------------------------------------------------------

           U/W
           DSCR   CUT-
           POST   OFF   MATURITY  REM.    REM.
MORTGAGE    IO    DATE    DATE     IO    TERM TO
LOAN NO.  PERIOD  LTV     LTV     TERM  MATURITY
------------------------------------------------

  6        1.31x  66.3%    60.4%     7     76

  38       1.27x  68.9%    60.3%   NAP     83
  40       1.51x  66.3%    66.3%    79     79
  59       1.77x  60.5%    60.5%    81     81

------------------------------------------------
           1.35X  66.3%    61.0%           77
------------------------------------------------

(1)  This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of
     Certificates.

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated February 1, 2008, to accompany Prospectus dated February 1, 2008 (the "Free Writing Prospectus").

(3)  35% of the corresponding balloon balance is expected to result in principal distributions to the Class A-1 Certificates and the remaining 65% is expected to result in principal distributions to the Class A-2
     Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-12

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

V. PARI PASSU LOANS(1)

MORTGAGE LOAN NO.   PROPERTY NAME           ORIGINAL A-NOTE BALANCES      TRANSACTION           SPECIAL SERVICER
----------------------------------------------------------------------------------------------------------------------

        1           Kimco Portfolio             A-1 $120,000,000        MSCI 2008-TOP29   Centerline Servicing Inc.(2)
                                                A-2 $30,000,000             TBD(3)                   TBD(3)

        2           Apple Hotel Portfolio      A-1 $86,212,500(4)       MSCI 2008-TOP29   Centerline Servicing Inc.(2)
                                               A-2 $86,212,500(4)           TBD(3)                   TBD(3)
                                               A-3 $86,212,500(4)           TBD(3)                   TBD(3)
                                               A-4 $86,212,500(4)           TBD(3)                   TBD(3)

        38          Plaza La Cienega            A-1 $43,000,000        BSCMSI 2005-PWR7   Centerline Servicing Inc.(2)
                                                 A-2 $7,000,000         MSCI 2008-TOP29     Centerline Servicing Inc.

(1)  This table only includes those pooled mortgage loans with pari passu loan structures.

(2)  Denotes lead servicer.

(3)  Not yet securitized.

(4)  The Apple Hotel Portfolio Loan Group was co-originated by Bear Stearns
     Commercial Mortgage, Inc. and Bank of America, N.A., with each originator retaining a 50% pari passu portion of the original $344,850,000 whole loan.
     Note A-1 is included in the trust, Bear Stearns Commercial Mortgage, Inc.
     holds note A-2 and Bank of America, N.A. holds notes A-3 and A-4.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-13

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

VI. COLLATERAL STATISTICS

CUT-OFF DATE BALANCE ($)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                           LOANS       BALANCE ($)    POOL
----------------------------------------------------------
1 - 1,000,000                 1            746,864     0.1
1,000,001 - 2,000,000         4          6,684,583     0.5
2,000,001 - 3,000,000         8         20,946,443     1.7
3,000,001 - 4,000,000        13         44,319,341     3.6
4,000,001 - 5,000,000         6         27,696,068     2.2
5,000,001 - 6,000,000         5         28,302,463     2.3
6,000,001 - 7,000,000         8         53,176,295     4.3
7,000,001 - 8,000,000         2         14,534,331     1.2
8,000,001 - 9,000,000         2         17,452,500     1.4
9,000,001 - 10,000,000        2         19,750,000     1.6
10,000,001 - 15,000,000       7         94,034,142     7.6
15,000,001 - 20,000,000       7        127,109,843    10.3
20,000,001 - 30,000,000       8        187,161,376    15.2
30,000,001 - 50,000,000       2         66,461,449     5.4
50,000,001 - 70,000,000       4        235,470,000    19.1
70,000,001 <=                 3        290,012,500    23.5
----------------------------------------------------------
TOTAL:                       82      1,233,858,198   100.0
----------------------------------------------------------

Min: 746,864   Max: 120,000,000   Average: 15,047,051

STATE

                           NO. OF       AGGREGATE
                          MORTGAGED    CUT-OFF DATE    % OF
                         PROPERTIES     BALANCE ($)    POOL
-----------------------------------------------------------
Maryland                      5         107,778,976     8.7
California - Southern        10          63,749,203     5.2
California - Northern         5          33,063,799     2.7
Georgia                      14          96,615,072     7.8
Nebraska                      1          83,800,000     6.8
Florida                       9          82,436,974     6.7
Texas                        21          68,695,407     5.6
Wisconsin                     2          68,345,502     5.5
Puerto Rico                   3          62,580,000     5.1
Illinois                      3          62,066,376     5.0
Other                        79         504,726,889    40.9
-----------------------------------------------------------
TOTAL:                      152       1,233,858,198   100.0
-----------------------------------------------------------

PROPERTY TYPE

                 NO. OF       AGGREGATE
                MORTGAGED    CUT-OFF DATE    % OF
               PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------
Retail              59        721,645,319    58.5
Hospitality         30        169,641,445    13.7
Office               9        133,180,656    10.8
Other(1)             4         58,846,376     4.8
Self Storage        36         52,500,000     4.3
Multifamily          5         35,738,649     2.9
Mixed Use            3         31,700,000     2.6
Industrial           6         30,605,752     2.5
-------------------------------------------------
TOTAL:             152      1,233,858,198   100.0
-------------------------------------------------

(1)  Includes 3.6% Theater and 1.2% Leased Fee property types

MORTGAGE RATE (%)

                  NO. OF      AGGREGATE
                 MORTGAGE   CUT-OFF DATE    % OF
                   LOANS     BALANCE ($)    POOL
-------------------------------------------------
5.001 - 5.500        3         23,311,738     1.9
5.501 - 6.000       11        139,020,587    11.3
6.001 - 6.500       47        812,913,152    65.9
6.501 - 7.000       20        252,827,909    20.5
7.001 - 7.500        1          5,784,811     0.5
-------------------------------------------------
TOTAL:              82      1,233,858,198   100.0
-------------------------------------------------

Min: 5.193   Max: 7.140   Wtd Avg: 6.312

ORIGINAL TERM TO STATED MATURITY (MOS)

             NO. OF      AGGREGATE
            MORTGAGE    CUT-OFF DATE    % OF
              LOANS      BALANCE ($)    POOL
--------------------------------------------
1 - 60          4         53,357,876     4.3
61 - 120       77      1,115,250,322    90.4
121 - 180       1         65,250,000     5.3
--------------------------------------------
TOTAL:         82      1,233,858,198   100.0
--------------------------------------------

Min: 60   Max: 121   Wtd Avg: 115

REMAINING TERM TO STATED MATURITY (MOS)

            NO. OF       AGGREGATE
           MORTGAGE    CUT-OFF DATE    % OF
            LOANS       BALANCE ($)    POOL
-------------------------------------------
1 - 60         4         53,357,876     4.3
61 - 120      78      1,180,500,322    95.7
-------------------------------------------
TOTAL:        82      1,233,858,198   100.0
-------------------------------------------

Min: 55   Max: 120   Wtd Avg: 113

ORIGINAL AMORTIZATION TERM (MOS)

                 NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE     % OF
                  LOANS     BALANCE ($)     POOL
------------------------------------------------
Interest Only      16        283,184,000    23.0
181 - 240           3         51,780,706     4.2
241 - 300           2          5,870,681     0.5
301 - 360          61        893,022,811    72.4
------------------------------------------------
TOTAL:             82      1,233,858,198   100.0
------------------------------------------------

Non Zero Min: 240   Max: 360   Non Zero Wtd Avg: 350

REMAINING AMORTIZATION TERM (MOS)

                 NO. OF      AGGREGATE
                MORTGAGE    CUT-OFF DATE    % OF
                  LOANS     BALANCE ($)     POOL
------------------------------------------------
Interest Only      16        283,184,000    23.0
181 - 240           3         51,780,706     4.2
241 - 300           2          5,870,681     0.5
301 - 360          61        893,022,811    72.4
------------------------------------------------
TOTAL:             82      1,233,858,198   100.0
------------------------------------------------

Non Zero Min: 236   Max: 360   Non Zero Wtd Avg: 349

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

               NO. OF       AGGREGATE
              MORTGAGE    CUT-OFF DATE    % OF
                LOANS     BALANCE ($)     POOL
----------------------------------------------
0.0 - 20.0        1            746,864     0.1
20.1 - 30.0       1          5,784,811     0.5
30.1 - 40.0       6         20,081,416     1.6
40.1 - 50.0       9         64,786,985     5.3
50.1 - 60.0      16        295,834,547    24.0
60.1 - 70.0      32        637,226,475    51.6
70.1 - 80.0      17        209,397,098    17.0
----------------------------------------------
TOTAL:           82      1,233,858,198   100.0
----------------------------------------------

Min: 19.3   Max: 77.5   Wtd Avg: 62.7

BALLOON LOAN-TO-VALUE RATIO (%)

               NO. OF      AGGREGATE
              MORTGAGE    CUT-OFF DATE    % OF
                LOANS     BALANCE ($)     POOL
----------------------------------------------
10.1 - 20.0         1          746,864     0.1
20.1 - 30.0         1        5,784,811     0.5
30.1 - 40.0         7       22,668,102     1.8
40.1 - 50.0        16      181,479,178    14.7
50.1 - 60.0        25      486,864,213    39.5
60.1 - 70.0        32      536,315,030    43.5
----------------------------------------------
TOTAL:             82    1,233,858,198   100.0
----------------------------------------------

Min: 16.6   Max: 69.3   Wtd Avg: 57.7

DEBT SERVICE COVERAGE RATIO (X)

               NO. OF      AGGREGATE
              MORTGAGE    CUT-OFF DATE    % OF
                LOANS     BALANCE ($)     POOL
----------------------------------------------
<= 1.20            6        37,927,787     3.1
1.21 - 1.30       11       134,592,501    10.9
1.31 - 1.40       20       381,462,100    30.9
1.41 - 1.50       12       260,325,239    21.1
1.51 - 1.60        6       131,306,110    10.6
1.61 - 1.70        7        40,910,738     3.3
1.71 - 1.80        3        16,922,500     1.4
1.81 - 1.90        7       187,884,921    15.2
1.91 - 2.00        1         2,586,685     0.2
2.01 <=            9        39,939,616     3.2
----------------------------------------------
TOTAL:            82     1,233,858,198   100.0
----------------------------------------------

Min: 1.15   Max: 3.85   Wtd Avg: 1.51

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

               NO. OF      AGGREGATE
              MORTGAGE    CUT-OFF DATE    % OF
                LOANS     BALANCE ($)    POOL
----------------------------------------------
<= 1.20           20       387,167,787    31.4
1.21 - 1.30       19       303,084,239    24.6
1.31 - 1.40       10       136,702,100    11.1
1.41 - 1.50        7        71,345,239     5.8
1.51 - 1.60        6       102,956,110     8.3
1.61 - 1.70        2        11,769,000     1.0
1.71 - 1.80        3        16,922,500     1.4
1.81 - 1.90        5       161,384,921    13.1
1.91 - 2.00        1         2,586,685     0.2
2.01 <=            9        39,939,616     3.2
----------------------------------------------
TOTAL:            82     1,233,858,198   100.0
----------------------------------------------

Min: 1.09   Max: 3.85   Wtd Avg: 1.39

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related pari passu or subordinate loans that are not included in the trust are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan and any pari passu companion loan, without regard to the indebtedness evidenced by any subordinate loans not included in the trust. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. Certain loan-to-value ratios are based on "as stabilized" or other values rather than
"as-is" values as described in the Free Writing Prospectus. For certain loans where the borrower has the option to accelerate amortization, the loan-to-value and debt service coverage ratios are calculated as described in the Free Writing
Prospectus.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-14

                          $1,096,591,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2008-TOP29

VII. PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

Prepayment Restrictions         FEB-08          FEB-09           FEB-10           FEB-11          FEB-12
-------------------------------------------------------------------------------------------------------------

Locked Out                         83.00%           75.79%           56.86%           51.37%           51.24%
Yield Maintenance Total            17.00%           24.21%           43.14%           48.63%           48.76%
Open                                0.00%            0.00%            0.00%            0.00%            0.00%
-------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $1,233,858,198   $1,230,136,607   $1,225,336,420   $1,217,963,829   $1,209,847,273
% Initial Pool Balance            100.00%           99.70%           99.31%           98.71%           98.05%

Prepayment Restrictions        FEB-13          FEB-14           FEB-15           FEB-16           FEB-17       FEB-18
----------------------------------------------------------------------------------------------------------------------

Locked Out                         50.47%           50.32%           48.16%           48.01%           46.72%    0.00%
Yield Maintenance Total            49.53%           49.68%           51.84%           51.99%           52.37%    0.00%
Open                                0.00%            0.00%            0.00%            0.00%            0.91%    0.00%
----------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%          100.00%          100.00%          100.00%          100.00%    0.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $1,150,758,623   $1,138,268,035   $1,061,090,409   $1,048,103,892   $1,030,181,268    $   0
% Initial Pool Balance             93.27%           92.25%           86.00%           84.95%           83.49%    0.00%

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospecuts.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  YM4, YM3, YM1 and DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-15

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - KIMCO PORTFOLIO
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - KIMCO PORTFOLIO
--------------------------------------------------------------------------------

                       [5 LOCATION MAPS & LEGEND OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - KIMCO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PCFII
ORIGINAL BALANCE(1):            $120,000,000
CUT-OFF DATE BALANCE(1):        $120,000,000
LOAN PURPOSE:                   Acquisition
SHADOW RATING (FITCH/S&P):      NAP
FIRST PAYMENT DATE:             January 1, 2008
INTEREST RATE:                  6.320%
AMORTIZATION:                   Interest only through December 1, 2009. Monthly
                                principal and interest payments of $744,332.50
                                beginning January 1, 2010 through the maturity
                                date.
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  December 1, 2017
EXPECTED MATURITY BALANCE(1):   $107,284,566
SPONSOR:                        Kimco Income Fund II, LP
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Prepayment is permitted with the greater of
                                yield maintenance premium or 1% of the unpaid
                                principal balance and after 2 years after the
                                REMIC "start-up" day of the last pari passu note
                                to be securitized, with U.S. Treasury
                                defeasance. Prepayable without penalty from and
                                after November 1, 2017.
LOAN PER SF(1):                 $122.07
UP-FRONT RESERVES:              RE Tax:      $224,042
ONGOING RESERVES:               RE Tax:      $185,072 / month
                                Insurance:   Springing
                                CapEx:       Springing
                                TI/LC:       Springing
LOCKBOX:                        Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Anchored
LOCATION:                       Various - See Table
YEAR BUILT/RENOVATED:           Various - See Table
PERCENT LEASED(2):              94.6%
SQUARE FOOTAGE:                 1,228,806
THE COLLATERAL:                 Nine anchored retail centers
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            KRC Property Management I, Inc.
3RD MOST RECENT NOI (AS OF):    $6,185,065 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):    $6,682,920 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):        $7,244,757 (TTM 12/31/2006)
U/W NET OP. INCOME:             $13,854,077
U/W NET CASH FLOW:              $13,228,758
U/W OCCUPANCY:                  91.6%
APPRAISED VALUE:                $225,050,000
CUT-OFF DATE LTV(1):            66.7%
MATURITY DATE LTV(1):           59.6%
DSCR(1):                        1.38x
POST IO DSCR(1):                1.18x
--------------------------------------------------------------------------------

(1)  The subject $120,000,000 loan represents an 80% pari passu interest in a
     $150,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers are based on the total $150,000,000 mortgage loan.

(2)  Percent leased is based on the rent roll dated November 26, 2007.

THE KIMCO PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "Kimco Portfolio Pari Passu Loan") is evidenced by a pari passu Promissory Note and is secured by first priority fee
Deeds of Trust, Assignments of Leases and Rent, Fixture Filings and Security
Agreements (collectively, the "Kimco Portfolio Mortgages") encumbering the portfolio of nine anchored retail centers, consisting of a total of 1,228,806 square feet known as the Kimco Portfolio, located in Georgia, California, Maine,
Pennsylvania, North Carolina, and Texas (collectively, the "Kimco Portfolio
Properties"). The Kimco Portfolio Loan was originated on November 26, 2007 by or on behalf of Principal Commercial Funding II, LLC. The Kimco Portfolio Pari
Passu Loan represents an 80% pari passu interest in a $150,000,000 mortgage loan
(the "Kimco Portfolio Loan Group"). The 20% pari passu interest in the Kimco
Portfolio Loan Group is current held by Principal Commercial Funding II, LLC, and will not be an asset of the trust. The Kimco Portfolio Loan Group is governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I
Trust 2008-TOP29 transaction.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-18

     THE BORROWER. The borrower is comprised of the following ten entities
(collectively, the "Kimco Portfolio Borrowers"), which collectively own Kimco
Portfolio Properties: Gold Country S.C., LP, Tyler Street Plaza L.P., Embry
Village S.C., LLC, Chico Crossroads, L.P., Southlake Oaks, LLC, Southlake Oaks
II, LLC, Wayne Avenue Plaza, LP, Chatham Plaza, LLC, Kimco Mallside Plaza, LLC,
and Cary Park Place, LLC. The sole member of each of the Kimco Portfolio
Borrowers is Kimco Income Fund II, LP ("KIF II"). KIF II is a commingled real estate fund that is comprised of 14 shopping centers that were contributed to the venture at cost for approximately $353 million. Currently, Kimco Realty
Corporation has 100% interest in KIF II with the intent of selling a majority interest therein to institutional investors.

     THE PROPERTIES. The Kimco Portfolio Properties consist of nine shopping centers: Embry Village, Chatham Plaza, Chico Crossroads, Mallside Shopping
Center, Wayne Plaza, Park Place, Gold Country Center, Tyler Street
Plaza-Riverside and Southlake Oaks Shopping Center. Embry Village, which was constructed in 1960 and renovated in 2002, is a 208,415 square foot anchored retail center, located in Atlanta, Georgia, and is anchored by Kroger. Chatham
Plaza, which was constructed in 1972 and renovated in 2005, is a 177,977 square foot anchored retail center, located in Savannah, Georgia, and is anchored by
Linens 'N Things, Ross Dress for Less, and Cost Plus. Chico Crossroads, which was constructed between 1988 and 1994, is a 264,680 square foot anchored retail center, located in Chico, California, and is anchored by Food Maxx, Ashley
Furniture HomeStore, Bed, Bath & Beyond, Circuit City, Office Depot, and Cost
Plus. Mallside Shopping Center, which was constructed in 1987 and renovated in
2005, is a 98,401 square foot anchored retail center, located in South Portland,
Maine, and is anchored by DSW Shoe Warehouse, Dollar Tree and Guitar Center.
Wayne Plaza, which was constructed in 1990, is a 128,832 square foot anchored retail center, located in Chambersburg, Pennsylvania, and is anchored by Giant
Food. Park Place, which was constructed between 1999 and 2007, is a 166,474 square foot anchored retail center, located in Morrisville, North Carolina, and is anchored by Carmike Cinemas, Stein Mart and Food Lion. Gold Country Center,
which was constructed in 1997, is a 67,665 square foot anchored retail center, located in Jackson, California, and is anchored by Raley's. Tyler Street
Plaza-Riverside, which was constructed in 1979 and renovated in 1999, is a
78,915 square foot anchored retail center, located in Riverside, California, and is anchored by Burlington Coat Factory. Southlake Oaks Shopping Center, which was constructed in 1997, is a 37,447 square foot anchored retail center, located in Southlake, Texas, and is anchored by Coldwell Banker.

     The following table presents certain information relating to Kimco
Portfolio Properties:

                                                    ALLOCATED LOAN  NET RENTABLE    YEAR BUILT /      APPRAISED     U/W NET
PROPERTY                        LOCATION                AMOUNT        AREA (SF)      RENOVATED          VALUE      CASH FLOW
-----------------------------------------------------------------------------------------------------------------------------

Embry Village                   Atlanta, GA           $ 24,865,346      208,415     1960 / 2002     $ 46,550,000  $ 2,336,657
Chatham Plaza                   Savannah, GA          $ 23,823,726      177,977     1972 / 2005     $ 45,000,000  $ 2,572,041
Chico Crossroads                Chico, CA             $ 20,298,242      264,680   1988-1994 / NAP   $ 38,000,000  $ 2,132,081
Mallside Shopping Center        South Portland, ME    $ 12,178,945       98,401     1987 / 2005     $ 22,800,000  $ 1,423,648
Wayne Plaza                     Chambersburg, PA      $ 11,431,115      128,832      1990 / NAP     $ 21,400,000  $ 1,400,577
Park Place                      Morrisville, NC       $ 11,057,200      166,474   1999-2007 / 2007  $ 20,700,000  $ 1,531,162
Gold Country Center             Jackson, CA           $  5,715,558       67,665      1997 / NAP     $ 10,700,000  $   662,259
Tyler Street Plaza-Riverside    Riverside, CA         $  5,501,892       78,915     1979 / 1999     $ 10,300,000  $   577,250
Southlake Oaks Shopping Center  Southlake, TX         $  5,127,977       37,447      1997 / NAP     $  9,600,000  $   593,083
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                 $120,000,000    1,228,806                     $225,050,000  $13,228,758
-----------------------------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover at the Kimco Portfolio Properties:

                             LEASE ROLLOVER SCHEDULE

                            AVERAGE UNDERWRITTEN                                    % OF TOTAL       CUMULATIVE % OF TOTAL
               # OF LEASES     BASE RENT PER      % OF TOTAL   CUMULATIVE % OF  UNDERWRITTEN RENTAL   UNDERWRITTEN RENTAL
     YEAR        ROLLING         SF ROLLING        SF ROLLING    SF ROLLING      REVENUES ROLLING      REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------

    Vacant          17            $ 0.00                5%              5%               0%                     0%
     2008           31            $14.92                6%             12%               8%                     8%
     2009           37            $ 9.07               23%             34%              18%                    26%
     2010           33            $18.14                5%             39%               8%                    34%
     2011           20            $17.86                6%             46%              10%                    44%
     2012           22            $15.68                8%             54%              11%                    55%
     2013           6             $17.32                2%             56%               3%                    58%
     2014           5             $10.73                6%             62%               5%                    64%
     2015           4             $11.28                4%             66%               4%                    68%
     2016           4             $13.06                8%             74%               9%                    77%
     2017           4             $10.16                9%             82%               8%                    84%
2018 & Beyond       4             $10.00               18%            100%              16%                   100%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-19

     The following table presents certain information relating to the major tenants at the Kimco Portfolio Properties:

                             CREDIT RATING                      ANNUALIZED       % OF TOTAL         ANNUALIZED
                                (FITCH/        TENANT   % OF   UNDERWRITTEN      ANNUALIZED        UNDERWRITTEN       LEASE
TENANT NAME                 MOODY'S/S&P)(1)     NRSF    NRSF  BASE RENT ($)  UNDERWRITTEN RENT  RENT ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Giant Food                   BB+/Baa3/BBB-      67,521    5%   $   699,575            5%              $10.36        10/31/2040
Raley's                         --/--/--        62,625    5%   $   655,077            5%              $10.46        06/29/2024
Carmike Cinemas                 --/--/--        60,124    5%   $   601,240            4%              $10.00        07/31/2017
Cost Plus                       --/--/--        39,217    3%   $   559,413            4%              $14.26        Various(2)
Kroger                       BBB/Baa2/BBB-      56,647    5%   $   548,608            4%              $ 9.68        10/31/2021
Dollar Tree                     --/--/--        41,650    3%   $   507,780            4%              $12.19        Various(3)
Burlington Coat Factory         --/--/--        67,104    5%   $   419,400            3%              $ 6.25        12/31/2009
Linens 'N Things                --/--/--        32,026    3%   $   411,534            3%              $12.85        01/31/2016
DSW Shoe Warehouse              --/--/--        29,892    2%   $   381,123            3%              $12.75        01/31/2012
Food Maxx                       --/--/--        54,239    4%   $   379,673            3%              $ 7.00        02/28/2009
Ashley Furniture HomeStore      --/--/--        57,635    5%   $   366,393            3%              $ 6.36        11/30/2009
------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                       568,680   46%   $ 5,529,816           39%              $ 9.72
------------------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various        594,020   48%   $ 8,518,881           61%              $14.34         Various
Vacant Space                      NAP           66,106    5%   $         0            0%              $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                     1,228,806  100%   $14,048,697          100%              $12.08
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For Cost Plus, 18,217 square feet expire on January 31, 2014 and 21,000 square feet expire on January 31, 2016.

(3)  For Dollar Tree, 12,000 square feet expire on February 28, 2009, 4,000 square feet expire on February 28, 2010, 10,200 square feet expire on March
     31, 2011 and 15,450 square feet expire on June 30, 2015.

     ESCROWS AND RESERVES. The Kimco Portfolio Borrowers deposited into an escrow account $224,042 for real estate taxes at origination and are required to deposit monthly into said account 1/12 of the estimated annual real estate taxes. The amounts shown are the current monthly collections. In addition, upon the occurrence of an event of default, the Kimco Portfolio Borrowers are required to deposit monthly 1/12 of the annual insurance premium costs. Upon the occurrence of an event of default or DSCR falling below 1.00x (each, a "Trigger
Event"), the Kimco Portfolio Borrowers are required to deposit monthly $32,017 to cover the costs of tenant improvements and leasing commissions until such
Trigger Event no longer exists. In addition, upon the occurrence of a Trigger
Event, the Kimco Portfolio Borrowers are required to deposit monthly $25,299 to cover the costs of capital expenditures until such Trigger Event no longer exists.

     LOCKBOX AND CASH MANAGEMENT. Upon the occurrence of an event of default, the Kimco Portfolio Borrowers are required to execute a cash management agreement, pursuant to which all proceeds payable to the Kimco Portfolio
Borrowers shall be deposited directly by tenants into the an account designated by the lender.

     PROPERTY MANAGEMENT. The Kimco Portfolio Properties are managed by KRC
Property Management I, Inc. ("KRC"), which is an affiliate of the Kimco
Portfolio Borrowers. KRC is the nation's largest operator of neighborhood and community shopping centers. KRC manages 1,365 properties aggregating 175 million square feet in 45 states, Puerto Rico, Canada, Chile and Mexico. It also offers related real estate services including preferred equity and mezzanine debt financing, leasing and property services, and real estate investing. KRC has 47 years experience in real estate investing and shopping center leasing and property management.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and aggregate DSCR less than 1.20x;
(ii) the mortgage loan lender must approve the mezzanine lender and financing documents and the mezzanine lender shall enter into an intercreditor agreement with the mortgage loan lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the ratings assigned to the series 2008-TOP29 certificates and any other securities secured by an interest in the Kimco Portfolio Properties.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The Kimco Portfolio Borrowers may obtain a release of one or more properties described in the loan documents subject to the Kimco
Portfolio Loan Group being paid down by 115% of the value attributable to the released properties as set forth in the loan documents, plus the payment of a yield maintenance premium. The Kimco Portfolio Borrowers must also meet the other specific requirements in the loan documents, including in part that after the release of the released property, (i) if the release occurs prior to January
1, 2010, the DSCR for the remaining properties shall not be less than the greater of (x) 1.38x or (y) the DSCR for all of the remaining premises including the proposed release property as of the date immediately preceding the release date; (ii) if the release occurs on or after January 1, 2010, the DSCR for the remaining properties shall not be less than the greater of (x) 1.18x or (y) the
DSCR for all of the remaining properties including the proposed release property as of the date immediately preceding the release date; (iii) and the LTV for the remaining properties shall not be greater than the lesser of (x) 67.0% or (y)
the LTV for all remaining properties including the proposed release property immediately preceding the release date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-20

     SUBSTITUTION OF PROPERTIES. One or more Kimco Portfolio Properties may be released from the Kimco Portfolio Mortgages and a comparable property substituted in its place subject to the satisfaction of certain conditions, including: (i) if the substitution occurs prior to January 1, 2010, the DSCR for the properties post substitution shall not be less than the greater of (x) 1.38x or (y) the DSCR for all of the properties including the proposed replaced property as of the date immediately preceding the substitution; (ii) if the substitution occurs on or after January 1, 2010, the DSCR for the properties post substitution shall not be less than the greater of (x) 1.18x or (y) the
DSCR for all of the properties including the proposed replaced property as of the date immediately preceding the substitution; (iii) the allocated loan amount of the properties which are to be replaced properties shall not constitute more than 10% of the original principal amount of the Kimco Portfolio Loan Group in one calendar year or 25% of the original principal amount of the Kimco Portfolio
Loan Group in the aggregate throughout term of the Kimco Mortgage Loan; (iv) the
LTV of the substitution property shall not be greater than the lesser of the LTV of the replaced property as of the origination date, or the LTV of the replaced property immediately prior to the substitution date; (v) the DSCR of the substitution property shall not be less than the greater of (x) 1.20x or (y) the
DSCR for the replaced property calculated on the basis of the annual net cash flow of the replaced property and its allocated loan amount prior to the substitution date; (vi) substitution properties must be of like quality, same general use and reasonably equivalent value to the property being substituted;
and (vii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the series 2008-TOP29 certificates and any other securities secured by an interest in the Kimco Portfolio Loan Group.

     Certain additional information regarding the Kimco Portfolio Pari Passu
Loan and the Kimco Portfolio Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-21

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - APPLE HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                               [6 PHOTOS OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-22

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - APPLE HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-23

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - APPLE HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER(1):        BSCMI
ORIGINAL BALANCE(1):            $86,212,500
CUT-OFF DATE BALANCE(1):        $86,212,500
LOAN PURPOSE:                   Acquisition
SHADOW RATING (FITCH/S&P):      NAP
FIRST PAYMENT DATE:             February 1, 2008
INTEREST RATE:                  6.500%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  January 1, 2018
EXPECTED MATURITY BALANCE(1):   $86,212,500
SPONSOR:                        Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:           30/360
CALL PROTECTION:                Locked out through and including July 1, 2008.
                                In connection with any voluntary prepayment, the
                                borrower must pay a premium equal to the greater
                                of a yield maintenance premium and (i) after the
                                sixth payment date through and including the
                                12th payment date, 4% of the amount prepaid,
                                (ii) after the 12th payment date through and
                                including the 24th payment date, 3% of the
                                amount prepaid and (iii) thereafter, 1% of the
                                amount prepaid. Prepayable without penalty on
                                and after December 1, 2017.
LOAN PER ROOM(1):               $100,276
UP-FRONT RESERVES:              PIP Reserve:            $604,595
ONGOING RESERVES:               RE Tax:                 Springing
                                Insurance:              Springing
                                Deferred Maintenance:   Springing
                                FF&E:                   Springing
                                PIP Reserve:            Springing
LOCKBOX:                        Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTIES INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio
PROPERTY TYPE:                  Hospitality
PROPERTY SUB-TYPE:              Various - See Table
LOCATION:                       Various - See Table
YEAR BUILT/RENOVATED:           Various - See Table
OCCUPANCY(2):                   75.4%
ROOMS:                          3,439
THE COLLATERAL:                 27 hotel properties located in 14 states
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            Various
3RD MOST RECENT NOI (AS OF):    $36,951,113 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):    $45,094,175 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):        $47,853,151 (TTM 09/30/2007)
U/W NET OP. INCOME:             $46,130,145
U/W NET CASH FLOW:              $40,651,655
U/W OCCUPANCY:                  75.1%
APPRAISED VALUE:                $635,000,000
CUT-OFF DATE LTV(1):            54.3%
MATURITY DATE LTV(1):           54.3%
DSCR(1):                        1.81x
POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1)  The Apple Hotel Portfolio Loan was co-originated by Bear Stearns Commercial
     Mortgage, Inc. and Bank of America, N.A., with each originator retaining a
     50% pari passu portion of the original $344,850,000 whole loan. Note A-1 will be included in the Trust and represents a 25% pari passu interest in the whole loan. All above LTV, DSCR and Loan per Room numbers reflect the aggregate indebtedness evidenced by the Apple Hotel Portfolio whole loan.

(2)  Occupancy is based on the trailing twelve-month financials dated December
     31, 2007.

THE APPLE HOTEL PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "Apple Hotel Portfolio Loan"), whose related whole loan is evidenced by four pari passu promissory notes and is secured by 27 cross-collateralized and cross-defaulted first priority mortgages on the Apple Hotel Portfolio, a portfolio of 27 hotel properties located in 14 states (the "Apple Hotel Portfolio Properties"). The Apple Hotel Portfolio Loan
was co-originated on December 17, 2007 by Bear Stearns Commercial Mortgage, Inc.
and Bank of America, N.A., with each originator retaining a 50% pari passu portion of the original $344,850,000 whole loan. The whole loan was split into four pari passu notes, each with an original principal balance of $86,212,500.
Note A-1 will be included in the trust. Note A-2 is currently held by Bear
Stearns Commercial Mortgage, Inc. and Notes A-3 and A-4 are currently held by
Bank of America, N.A. The pari passu interests in the Apple Hotel Portfolio Loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I
Trust 2008-TOP29 transaction.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-24

     THE BORROWERS. There are 54 individual borrowing entities, including 34
Delaware limited liability companies and 20 Illinois limited partnerships
(collectively the "Apple Hotel Portfolio Borrower") each owning no material assets other than the Apple Hotel Portfolio Properties and related interests.
The Apple Hotel Portfolio Borrower is sponsored by Inland American Real Estate
Trust, Inc., a subsidiary of the Inland Group Inc. ("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages approximately $20 billion in assets and more than 100 million square feet of commercial property.

     THE PROPERTIES. The Apple Hotel Portfolio was acquired by the Apple Hotel
Portfolio Borrower through a merger agreement with Apple Hospitality Five, Inc.
Apple Hospitality Five, Inc. was a publicly traded REIT which was sponsored by
David Lerner Associates, a privately held investment company which has underwritten six similar Apple REITs. The Apple Hotel Portfolio Properties contain a total of 3,439 rooms which were constructed between 1984 and 2005, with an average age of approximately seven years. The Apple Hotel Portfolio
Properties are flagged by Residence Inn (11 hotels), Courtyard (9 hotels),
Homewood Suites (4 hotels), Hilton Garden Inn (2 hotels) and Springhill Suites
(1 hotel), all of which are affiliates of either Marriott International, Inc. or
Hilton Hospitality, Inc. Marriott International, Inc. is a lodging company with more than 2,900 properties in the United States and 67 other countries and territories. Hilton Hospitality, Inc. is also a lodging company, with over 2,900 hotels in 76 countries and territories worldwide. The portfolio is geographically diversified among 15 MSAs and across 14 states. According to
Smith Travel Research reports for the trailing 12 months ending December 31,
2007 for each asset, the portfolio's average occupancy, ADR, and RevPAR penetrations were 110.4%, 115.3% and 126.7%, respectively.

     The following table presents certain information relating to the Apple
Hotel Portfolio Properties:

                                                                ALLOCATED LOAN      PROPERTY       U/W NET    YEAR BUILT /
PROPERTY                                  LOCATION                  AMOUNT          SUB-TYPE      CASH FLOW    RENOVATED    ROOMS
---------------------------------------------------------------------------------------------------------------------------------

Marriott Courtyard Dunn Loring            Vienna, VA              $ 7,702,500   Limited Service  $ 3,541,220   2005 / NAP     206
Marriott Courtyard Federal Way            Federal Way, WA         $ 5,707,500   Limited Service  $ 2,230,005   2000 / NAP     160
Hilton Garden Inn Westbury                Westbury, NY            $ 5,420,000   Limited Service  $ 2,633,194   2003 / NAP     140
Marriott Residence Inn Cypress            Los Alamitos, CA        $ 5,162,500   Extended Stay    $ 2,435,618   2002 / NAP     155
Marriott Courtyard Addison                Addison, TX             $ 4,715,000   Limited Service  $ 1,930,643   2000 / 2006    176
Marriott Courtyard Westchase              Houston, TX             $ 4,170,000   Limited Service  $ 2,000,956   1999 / NAP     153
Marriott Courtyard Tucson                 Tucson, AZ              $ 4,007,500   Limited Service  $ 1,792,226   1996 / NAP     153
Marriott Residence Inn West University    Houston, TX             $ 3,275,000   Extended Stay    $ 1,583,077   2004 / NAP     120
Hilton Homewood Suites Baton Rouge        Baton Rouge, LA         $ 3,232,500   Extended Stay    $ 1,732,679   1999 / NAP     115
Marriott Residence Inn Tucson             Tucson, AZ              $ 3,192,500   Extended Stay    $ 1,973,799   2004 / NAP     120
Marriott Residence Inn Westchase          Houston, TX             $ 3,137,500   Extended Stay    $ 1,404,084   1999 / NAP     120
Marriott Residence Inn Nashville          Nashville, TN           $ 3,030,000   Extended Stay    $ 1,439,968   1984 / 2006    168
Marriott Courtyard West University        Houston, TX             $ 2,745,000   Limited Service  $ 1,291,268   2004 / NAP     100
Marriott Residence Inn Hauppauge          Hauppauge, NY           $ 2,702,500   Extended Stay    $ 1,363,156   2002 / NAP     100
Marriott Courtyard Lebanon                Lebanon, NJ             $ 2,580,000   Limited Service  $ 1,036,599   2003 / NAP     125
Hilton Homewood Suites Albuquerque        Albuquerque, NM         $ 2,540,000   Extended Stay    $ 1,379,819   2001 / NAP     151
Marriott Residence Cranbury               Cranbury, NJ            $ 2,500,000   Extended Stay    $ 1,278,725   2002 / NAP     108
Marriott Residence Inn Somerset           Somerset, NJ            $ 2,472,500   Extended Stay    $ 1,192,721   2002 / NAP     108
Marriott Residence Inn Dallas-Fort Worth  Irving, TX              $ 2,390,000   Extended Stay    $ 1,147,010   2001 / NAP     100
Hilton Garden Inn Tampa                   Tampa, FL               $ 2,365,000   Limited Service  $   955,535   1999 / NAP      95
Marriott Springhill Suites Danbury        Danbury, CT             $ 2,282,500   Extended Stay    $ 1,037,636   2002 / NAP     106
Marriott Residence Inn Park Central       Dallas, TX              $ 2,242,500   Extended Stay    $ 1,077,723   2002 / NAP     139
Hilton Homewood Suites Colorado Springs   Colorado Springs, CO    $ 1,957,500   Extended Stay    $   871,220   2001 / NAP     127
Marriott Courtyard Fort Worth             Fort Worth, TX          $ 1,887,500   Limited Service  $   846,528   2004 / NAP      92
Marriott Residence Inn Brownsville        Brownsville, TX         $ 1,725,000   Extended Stay    $   965,771   2000 / 2006    102
Marriott Courtyard Harlingen              Harlingen, TX           $ 1,697,500   Limited Service  $   897,994   1996 / NAP     114
Hilton Homewood Suites Solon              Solon, OH               $ 1,372,500   Extended Stay    $   612,478   2002 / NAP      86
---------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                                          $86,212,500                    $40,651,655                3,439
---------------------------------------------------------------------------------------------------------------------------------

                                          OCCUPANCY (TTM
PROPERTY                                  AS OF 12/31/07)
---------------------------------------------------------

Marriott Courtyard Dunn Loring                 70.1%
Marriott Courtyard Federal Way                 79.2%
Hilton Garden Inn Westbury                     78.8%
Marriott Residence Inn Cypress                 84.5%
Marriott Courtyard Addison                     60.3%
Marriott Courtyard Westchase                   69.3%
Marriott Courtyard Tucson                      73.7%
Marriott Residence Inn West University         77.1%
Hilton Homewood Suites Baton Rouge             88.0%
Marriott Residence Inn Tucson                  83.7%
Marriott Residence Inn Westchase               80.8%
Marriott Residence Inn Nashville               83.6%
Marriott Courtyard West University             76.0%
Marriott Residence Inn Hauppauge               81.4%
Marriott Courtyard Lebanon                     66.8%
Hilton Homewood Suites Albuquerque             75.3%
Marriott Residence Cranbury                    74.4%
Marriott Residence Inn Somerset                84.6%
Marriott Residence Inn Dallas-Fort Worth       73.2%
Hilton Garden Inn Tampa                        75.1%
Marriott Springhill Suites Danbury             76.5%
Marriott Residence Inn Park Central            71.1%
Hilton Homewood Suites Colorado Springs        67.3%
Marriott Courtyard Fort Worth                  69.1%
Marriott Residence Inn Brownsville             78.7%
Marriott Courtyard Harlingen                   72.6%
Hilton Homewood Suites Solon                   72.7%
---------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                       75.4%
---------------------------------------------------------

     The following tables present certain additional information relating to the
Apple Hotel Portfolio Properties:

                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
YEAR                                OCCUPANCY     ADR     REVPAR   NET CASH FLOW
--------------------------------------------------------------------------------
Full Year (12/31/2005)                75.6%     $100.33   $75.88    $33,844,222
Full Year (12/31/2006)                75.3%     $111.40   $83.84    $41,006,905
TTM (09/30/2007)                      75.3%     $116.93   $88.10    $43,304,755
Underwritten                          75.1%     $117.54   $88.29    $40,651,655

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-25

              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

          COMPETITIVE SET(1)       APPLE HOTEL PORTFOLIO(2)       PENETRATION FACTOR
----------------------------------------------------------------------------------------
YEAR  OCCUPANCY    ADR    REVPAR  OCCUPANCY    ADR    REVPAR  OCCUPANCY    ADR   REVPAR
----------------------------------------------------------------------------------------

2004    66.8%    $ 88.40  $59.21    72.6%    $ 95.95  $69.61    108.7%   108.5%  117.6%
2005    70.3%    $ 93.00  $65.71    75.6%    $100.33  $75.88    107.5%   107.9%  115.5%
2006    70.1%    $102.10  $71.83    75.3%    $111.40  $83.84    107.4%   109.1%  116.7%
2007    68.3%    $103.07  $70.78    75.4%    $118.87  $89.67    110.4%   115.3%  126.7%

(1)  Data provided by Smith Travel Research.

(2)  Based on operating statements provided by the Apple Hotel Portfolio
     Borrower.

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Apple Hotel Portfolio Borrower fails to provide evidence of payment of taxes and other charges or evidence that the Apple Hotel Portfolio Properties are insured in accordance with the loan documents. A deferred maintenance reserve springs if the Apple Hotel Portfolio Borrower does not complete the immediate repairs and short term repairs by June 17, 2008 and December 17, 2008, respectively, as outlined in the loan documents. Furniture, Fixture & Equipment (FF&E) reserve springs if the Apple Hotel Portfolio Borrower fails to make necessary replacements to or maintain the Apple Hotel Portfolio Properties or an event of default occurs. Additionally, the property managers are required, under their respective management agreements, to make monthly FF&E deposits into a separate account that will be controlled by the lender upon the expiration/termination of a management agreement. The sponsor, Inland American Real Estate Trust, Inc., has guaranteed up to $20,000,000 of the Apple Hotel Portfolio Borrower's Product
Improvement Plan (PIP) obligations under the franchise agreements for the Apple
Hotel Portfolio Properties. In the event that the PIP requirements under the franchise agreements exceeds $20,000,000, the Apple Hotel Portfolio Borrower is required to deposit the amount in excess of $20,000,000 into an account controlled by the lender or deposit a letter of credit in such excess amount with the lender, subject to the conditions of the mortgage loan documents.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Apple Hotel Portfolio Loan. The property managers remit net revenue (i.e., after the payment of operating expenses under the applicable management agreement)
from the applicable property to a clearing account and upon a trigger event, funds in the clearing account are transferred to a cash management account. A hard lockbox is triggered (i) upon an event of default, (ii) upon bankruptcy of any entity comprising the Apple Hotel Portfolio Borrower, (iii) upon bankruptcy of the property manager (unless the property manager is replaced by a qualified manager within 60 days of the bankruptcy, in accordance with the loan documents), (iv) upon termination of the management agreement or franchise agreement without lender consent if applicable under the loan documents, or (v)
if at any time the aggregate DSCR is less than or equal to 1.45x based on the preceding twelve months (unless the aggregate DSCR is greater than 1.25x and the
Apple Hotel Portfolio Borrower in accordance with the loan documents delivers cash or a letter of credit in an amount resulting in an aggregate DSCR of at least 1.55x).

     PROPERTY MANAGEMENT. The Apple Hotel Portfolio Properties are managed by
Springhill SMC Corporation, Interstate Management Company, L.L.C., Courtyard
Management Corporation, Residence Inn by Marriott, Inc., Hilton Hotels
Corporation and Promus Hotels, Inc.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The Apple Hotel Portfolio Borrower may release any of the Apple Hotel Portfolio Properties from the lien of the Apple Hotel
Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 120% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii)
the LTV of the remaining properties immediately following the release is not greater than the lesser of (x) 55% and (y) the LTV immediately prior to the release, (iii) the aggregate DSCR immediately following the release is equal to or greater than the greater of (x) 1.65x and (y) the aggregate DSCR with respect to the remaining properties for the 12 full calendar months immediately preceding the release and (iv) no more than 40% of the cash flow for the remaining properties can be derived from any particular State, Commonwealth or market.

     SUBSTITUTION OF PROPERTIES. The Apple Hotel Portfolio Borrower may
substitute any of the Apple Hotel Portfolio Properties by substituting a replacement property for an individual property, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the allocated loan amount of the substituted property, when aggregated with the allocated loan amounts for all previously substituted properties, shall not exceed $86,212,500, (ii) the replacement property is not located in the State of
Texas (unless a property located in the State of Texas has been previously released), (iii) the appraised value of the replacement property is not less than the greater of the value of the substituted property at loan origination and the value of the substituted property on the date of the substitution, (iv)
the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at loan origination and the aggregate DSCR immediately prior to the substitution, (v) the net operating income for the replacement property does not show a downward trend over three consecutive years prior to the substitution, (vi) the aggregate DSCR (for the 12 month period immediately preceding the substitution) for the replacement property is not less than that for the substituted property, (vii) no more than 40% of the cash flow for the portfolio immediately after the substitution can be derived from any particular State, Commonwealth or market, (viii) the payment of a fee equal to
1% of the allocated loan amount for the substituted property and (ix) the lender has received confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the series 2008-TOP29 certificates and any other securities secured by an interest in the Apple Hotel Portfolio Loan Group.

     Certain additional information regarding the Apple Hotel Portfolio Loan and the Apple Hotel Portfolio Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-27

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 - SHADOW LAKE TOWNE CENTER
--------------------------------------------------------------------------------

                               [8 PHOTOS OMITTED]

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-28

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 - SHADOW LAKE TOWNE CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-29

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 - SHADOW LAKE TOWNE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
ORIGINAL BALANCE:              $83,800,000
CUT-OFF DATE BALANCE:          $83,800,000
LOAN PURPOSE:                  Acquisition
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            December 1, 2007
INTEREST RATE:                 6.163%
AMORTIZATION:                  Interest only through November 1, 2012. Monthly
                               principal and interest payments of $511,238.71
                               beginning December 1, 2012 through the maturity
                               date.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 November 1, 2017
EXPECTED MATURITY BALANCE:     $78,647,508
SPONSORS:                      JP Morgan Strategic Property Fund, RED
                               Development & The Lerner Company
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" date, with U.S. Treasury defeasance or
                               the payment of the greater of a yield
                               maintenance premium and 1% of the principal
                               balance thereafter. Prepayable without penalty
                               on and after August 1, 2017.
LOAN PER SF:                   $131.70
UP-FRONT RESERVES:             Deferred Maintenance:       $32,570
                               TI/LC:                      $3,273,463
                               New Tenant TI/LC Reserve:   $1,475,900
                               Master Lease Reserve:       $4,000,000 LOC
ONGOING RESERVES:              RE Tax:                     Springing
                               Insurance:                  Springing
                               Cap Ex:                     Springing
                               TI/LC:                      Springing
                               Other:                      Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Papillion, NE
YEAR BUILT/RENOVATED:          2006 - 2007 / NAP
PERCENT LEASED(1):             84.8%
SQUARE FOOTAGE:                636,297
THE COLLATERAL:                Anchored retail center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           RED Asset Management, Inc.
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME:            $8,208,871
U/W NET CASH FLOW:             $7,817,490
U/W OCCUPANCY(2):              95.0%
APPRAISED VALUE(3):            $136,000,000
CUT-OFF DATE LTV(3):           61.6%
MATURITY DATE LTV(3):          57.8%
DSCR:                          1.49x
POST IO DSCR:                  1.27x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated December 31, 2007, excluding the master lease described herein.

(2)  The mortgage loan is structured with a master lease terminating on or before April 16, 2009 on certain vacant space at the property. The Shadow
     Lake Towne Center Borrower posted a letter of credit to secure its lease obligations in the amount of $4,000,000, representing eighteen months rent on the master leased vacant space. As of December 31, 2007, the property was 84.8% leased by tenants unaffiliated with the borrower; the underwritten occupancy was 95.0%.

(3)  The Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the "Stabilized" value of $136,000,000 as of January 1, 2008. The
     "Stabilized" value assumes that occupancy has stabilized at 95.0%. The occupancy as of December 31, 2007 was 84.8%, excluding the master lease described herein. At origination, the borrower executed a master lease for certain vacant space at the property, which is currently collateralized by a letter of credit in the amount of $4,000,000. The "As-Is" value provided by the appraiser was $122,600,000 as of June 7, 2007.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-30

THE SHADOW LAKE TOWNE CENTER LOAN.

     THE LOAN. The third largest loan (the "Shadow Lake Towne Center Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Shadow Lake Towne Center retail property located in Papillion, Nebraska
(the "Shadow Lake Towne Center Property"). The Shadow Lake Towne Center Loan was
originated on October 17, 2007 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Shadow Lake Towne Center, LLC, a Delaware limited liability company that owns no material assets other than the Shadow
Lake Towne Center Property (the "Shadow Lake Towne Center Borrower"). The
sponsors of the Shadow Lake Towne Center Borrower are JP Morgan Strategic
Property Fund (95%) and RED Development & The Lerner Company (5%). As of June
30, 2007, the JP Morgan Strategic Property Fund had a reported gross asset value of approximately $17.9 billion and a reported net asset value of approximately
$14.0 billion. RED Development, co-headquartered in Kansas City, Missouri and
Scottsdale, Arizona, develops, leases, manages and owns shopping centers in growing communities throughout the Midwest and Southwest. Since its inception in
1995, RED Development has completed 18 shopping centers totaling more than 8 million square feet, and has a retained interest in 10 properties.

     THE PROPERTY. The Shadow Lake Towne Center Property is a 636,297 square foot anchored retail center in Papillion, Nebraska, which was built by RED
Development & The Lerner Company, both sponsors of the Shadow Lake Towne Center
Loan. Construction of the Shadow Lake Towne Center Property was completed in
September 2007, and the property was 84.8% leased as of December 31, 2007 excluding the master lease. Shadow Lake Towne Center is located in the southern quadrant of the Omaha market area at the intersection of Highway 370 and 72nd
Street. Highway 370 is the area's primary east/west thoroughfare, providing access to I-80 to the west and to Bellevue and Offutt Air Force Base to the east. 72nd Street provides access to downtown Omaha, located less than ten miles to the north. The Shadow Lake Towne Center Property is anchored by JC Penney (on a ground lease, representing approximately 16.1% of the NRA and 2.2% of the underwritten base rent) and junior anchored by Gordmans, Dick's Sporting Goods,
TJ Maxx, Best Buy, Bed Bath & Beyond, Borders and PetSmart. Investment-grade tenants account for approximately 32% of the net rentable area and approximately
22% of the underwritten base rent at the Shadow Lake Towne Center Property.

     The following table presents certain information relating to the lease rollover at the Shadow Lake Towne Center Property:

                             LEASE ROLLOVER SCHEDULE

                                                                                        CUMULATIVE
                               AVERAGE                                % OF TOTAL        % OF TOTAL
                            UNDERWRITTEN     % OF      CUMULATIVE    UNDERWRITTEN      UNDERWRITTEN
               # OF LEASES  BASE RENT PER    TOTAL      % OF SF      BASE RENTAL        BASE RENTAL
    YEAR         ROLLING    SF ROLLING     SF ROLLING   ROLLING    REVENUES ROLLING  REVENUES ROLLING
-----------------------------------------------------------------------------------------------------

   Vacant            0         $ 0.00         15%         15%             0%                 0%
    2008             0         $ 0.00          0%         15%             0%                 0%
    2009             0         $ 0.00          0%         15%             0%                 0%
    2010             0         $ 0.00          0%         15%             0%                 0%
    2011             0         $ 0.00          0%         15%             0%                 0%
    2012            11         $18.14          7%         22%            12%                12%
    2013             2         $22.62          2%         24%             4%                15%
    2014             0         $ 0.00          0%         24%             0%                15%
    2015             0         $ 0.00          0%         24%             0%                15%
    2016             0         $ 0.00          0%         24%             0%                15%
    2017            19         $18.49         21%         45%            34%                49%
2018 & Beyond       16         $10.49         55%        100%            51%               100%

     The following table presents certain information relating to the tenants at the Shadow Lake Towne Center Property:

                                                                                % OF TOTAL      ANNUALIZED
                           CREDIT RATING                           ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                             (FITCH/         TENANT       % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME               MOODY'S/S&P)(1)     NRSF        NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)     EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Dick's Sporting Goods        --/--/--         50,000        8%     $  600,000        8%            $12.00       01/31/2018
Gordmans                     --/--/--         50,274        8%     $  549,495        8%            $10.93       08/31/2020
Best Buy                  BBB+/Baa2/BBB       30,000        5%     $  442,500        6%            $14.75       01/31/2018
Bed Bath & Beyond           --/--/BBB         29,988        5%     $  389,844        5%            $13.00       01/31/2018
TJ Maxx                      --/A3/A          32,580        5%     $  326,520        5%            $10.02       01/31/2017
JC Penney (Ground Lease)  BBB/Baa3/BBB-      102,593       16%     $  159,534        2%            $ 1.56       03/31/2027
--------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                     295,435       46%     $2,467,892       34%            $ 8.35
--------------------------------------------------------------------------------------------------------------------------
Other Tenants                Various         244,263       38%     $4,734,013       66%            $19.38        Various
Vacant Space                   NAP            96,599       15%     $        0        0%            $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                     636,297      100%     $7,201,906      100%            $13.34
--------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-31

     ESCROWS AND RESERVES. At loan origination, the Shadow Lake Towne Center
Borrower executed a master lease for certain vacant space at the property, which is currently collateralized by a letter of credit in the amount of $4,000,000, which will be partially drawn quarterly in order to make master lease payments.
Additionally, BSCMI escrowed $3,273,463 as an existing tenant reserve and
$1,475,900 as a vacant space TI/LC reserve at loan origination. At origination, the Shadow Lake Towne Center Borrower deposited in escrow $32,570 for certain deferred maintenance costs. Real estate tax and insurance reserves spring if, among other things: (i) the Shadow Lake Towne Center Borrower fails to provide evidence of payment of taxes, insurance premiums and other charges, (ii) an event of default occurs, or (iii) the DSCR for the preceding six months falls below 1.05x (based on a 7.32% constant). A Cap Ex reserve of $6,670.79 per month springs if, among other things (i) the Shadow Lake Towne Center Borrower fails to maintain the Shadow Lake Towne Center Property in accordance with the mortgage loan documents, (ii) an event of default occurs, (iii) the DSCR for the preceding six months falls below 1.05x (based on a 7.32% constant). The TI/LC reserve springs if among other things: (i) an event of default occurs, (ii) any tenant occupying 20,000 square feet or more goes dark or declares bankruptcy, or
(iii) the DSCR for the preceding six months falls below 1.05x (based on a 7.32%
constant). Additionally, the Shadow Lake Towne Center Borrower is required to escrow all excess cash flow or an acceptable letter of credit at least nine months prior to the expiration of any tenant lease for 20,000 square feet or more.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Shadow Lake Towne Center Property.

     PROPERTY MANAGEMENT. The Shadow Lake Towne Center Property is managed by
RED Asset Management, Inc., an affiliate of the Shadow Lake Towne Center
Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Shadow Lake Towne Center Loan and the Shadow Lake Towne Center Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-32

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-33

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - CABIN JOHN MALL & SHOPPING CENTER
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-34

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - CABIN JOHN MALL & SHOPPING CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-35

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - CABIN JOHN MALL & SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCFII
ORIGINAL BALANCE:              $67,000,000
CUT-OFF DATE BALANCE:          $67,000,000
LOAN PURPOSE:                  Refinance
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            February 1, 2008
INTEREST RATE:                 6.530%
AMORTIZATION:                  Interest only through January 1, 2013. Monthly
                               principal and interest payments of $424,808.32
                               beginning February 1, 2013 through the maturity
                               date.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 January 1, 2018
EXPECTED MATURITY BALANCE:     $63,168,455
SPONSOR:                       Carl M Freeman Associates, Inc.
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of February 1, 2012
                               or 2 years after the REMIC "start-up" day, with
                               U.S. Treasury defeasance thereafter. Prepayable
                               without penalty from and after December 1, 2017.
LOAN PER SF:                   $315.83
UP-FRONT RESERVES:             RE Tax:                 $234,189
                               Insurance:              $82,613
                               Deferred Maintenance:   $111,611
ONGOING RESERVES:              RE Tax:                 $58,547 / month
                               Insurance:              $8,261 / month
                               Cap Ex:                 Springing
                               TI/LC:                  Springing
                               Roof Replacement:       $4,862 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Potomac, MD
YEAR BUILT/RENOVATED:          1968, 1978 / NAP
PERCENT LEASED(1):             97.8%
SQUARE FOOTAGE:                212,138
THE COLLATERAL:                Anchored retail center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Freeman Retail, L.L.C.
3RD MOST RECENT NOI (AS OF):   $5,126,318 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):   $5,244,070 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):       $5,517,341 (TTM 12/31/2006)
U/W NET OP. INCOME:            $5,857,567
U/W NET CASH FLOW:             $5,721,146
U/W OCCUPANCY:                 97.0%
APPRAISED VALUE:               $97,400,000
CUT-OFF DATE LTV:              68.8%
MATURITY DATE LTV:             64.9%
DSCR:                          1.29x
POST IO DSCR:                  1.12x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated December 27, 2007.

THE CABIN JOHN MALL & SHOPPING CENTER LOAN.

     THE LOAN. The fourth largest loan (the "Cabin John Mall & Shopping Center
Loan") is evidenced by a Promissory Note (the "Cabin John Mall & Shopping Center
Note") and is secured by a first priority fee Indemnity Deed of Trust,
Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the
"Cabin John Mall & Shopping Center Mortgage") encumbering the anchored retail property consisting of 212,138 square feet known as Cabin John Mall & Shopping
Center, located in Potomac, Maryland (the "Cabin John Mall & Shopping Center
Property"). The Cabin John Mall & Shopping Center Loan was originated on
December 27, 2007 by or on behalf of Principal Commercial Funding II, LLC.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-36

     THE BORROWER. The obligor under the Cabin John Mall & Shopping Center Note is Cabin John Borrower L.L.C., a Maryland limited liability company. The owner of the Cabin John Mall & Shopping Center Property is Cabin John Associates
Limited Partnership, a Maryland limited partnership (the "Cabin John Mall &
Shopping Center Borrower"), which is a separate entity that has guarantied all obligations of such obligor under the Cabin John Mall & Shopping Center Note and related loan documents. The guaranty is secured by the Cabin John Mall &
Shopping Center Mortgage. All references in this summary to the Cabin John Mall
& Shopping Center Borrower refer to Cabin John Associates Limited Partnership.
The Cabin John Mall & Shopping Center Borrower is comprised of CJA GP Corp.,
Inc. (general partner with 1% interest) and Carl M. Freeman Retail Investments,
LLC (limited partner with 99% interest). The CJA GP Corp. Inc. and Carl M.
Freeman Retail Investments, LLC entities are both 100% owned by Carl M. Freeman
Associates, Inc. Carl M. Freeman Associates, Inc. serves as the guarantor with respect to the nonrecourse carveouts and has 40 years of real estate experience.

     THE PROPERTY. The Cabin John Mall & Shopping Center Property occupies three contiguous parcels of land totaling 22.63 acres. The Cabin John Mall & Shopping
Center Property consists of an anchored retail center, a two-story enclosed mall building and a gas station pad site. The shopping center was built in 1968 and the two-story mall portion was constructed in 1978. The Cabin John Mall &
Shopping Center Property contains a total of 212,138 square feet of leaseable space and has a total of 1,266 parking spaces.

     The Cabin John Mall & Shopping Center Property is located on the northeast corner of Tuckerman Lane and Seven Locks Road in Potomac, Maryland. The Cabin
John Mall & Shopping Center Property is surrounded by residential homes to the north, Cabin John Regional Park to the east, the Summerville Assisted Living
Facility to the south, and single family homes to the west. The Cabin John Mall
& Shopping Center Property is located less than one mile west of I-270, known as the region's Biotech Corridor, and approximately 2.5 miles north of I-495, the
Capital Beltway. Tuckerman Lane runs east-west, to Kensington, Maryland, 4.5 miles to the east, and west to Falls Road, which is a main artery in Potomac.
Seven Locks Road runs into the residential sections of Rockville, Maryland, less than two miles to the north, and connects to Bradley Blvd., two miles to the south, a major artery in southern Montgomery County. The Cabin John Mall &
Shopping Center Property is accessible via a curb cut along Seven Locks Road and a signaled curb cut along Tuckerman Lane.

     The following table presents certain information relating to the lease rollover at the Cabin John Mall & Shopping Center Property:

                             LEASE ROLLOVER SCHEDULE

                                                                                          % OF TOTAL      CUMULATIVE % OF
                                                                                         UNDERWRITTEN   TOTAL UNDERWRITTEN
               # OF LEASES  AVERAGE UNDERWRITTEN BASE  % OF TOTAL SF  CUMULATIVE % OF  RENTAL REVENUES    RENTAL REVENUES
     YEAR        ROLLING       RENT PER SF ROLLING        ROLLING       SF ROLLING         ROLLING            ROLLING
--------------------------------------------------------------------------------------------------------------------------

    Vacant          4                $ 0.00                  2%              2%                0%                0%
     2008          11                $28.28                 10%             12%                9%                9%
     2009          18                $36.47                 16%             27%               19%               28%
     2010          15                $39.66                 13%             41%               17%               45%
     2011           7                $34.20                  7%             48%                8%               53%
     2012          10                $35.43                 10%             58%               12%               65%
     2013           5                $20.39                 26%             85%               17%               83%
     2014           0                $ 0.00                  0%             85%                0%               83%
     2015           0                $ 0.00                  0%             85%                0%               83%
     2016           1                $25.89                 12%             97%               10%               93%
     2017           3                $66.60                  3%            100%                7%              100%
2018 & Beyond       0                $ 0.00                  0%            100%                0%              100%

     The following table presents certain information relating to the major tenants at the Cabin John Mall & Shopping Center Property:

                                  CREDIT RATING                   ANNUALIZED      % OF TOTAL          ANNUALIZED
                                     (FITCH/       TENANT  % OF  UNDERWRITTEN     ANNUALIZED      UNDERWRITTEN RENT    LEASE
TENANT NAME                      MOODY'S/S&P)(1)    NRSF   NRSF    RENT ($)    UNDERWRITTEN RENT     ($ PER NRSF)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Retail Services & Systems, Inc.     --/--/--       25,895   12%   $  670,336           10%              $25.89       10/31/2016
CVS of Maryland LLC               BBB/Baa2/BBB+    15,144    7%   $  579,398            9%              $38.26       06/30/2013
Giant of Maryland LLC             BB+/Baa3/BBB-    33,373   16%   $  325,000            5%              $ 9.74       05/31/2013
Chevy Chase Bank FSB              BBB-/Baa1/BBB-    3,224    2%   $  265,656            4%              $82.40       07/31/2017
SunTrust Bank                       A+/Aa3/A+       2,400    1%   $  200,664            3%              $83.61       05/31/2010
Congressional Bank                   --/--/--       3,847    2%   $  175,505            3%              $43.26       07/31/2012
-------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                           83,883   40%   $2,207,479           34%              $26.32
-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        Various      123,679   58%   $4,270,878           66%              $34.53        Various
Vacant Space                           NAP          4,576    2%   $        0            0%              $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                          212,138  100%   $6,478,357          100%              $31.21
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-37

     ESCROWS AND RESERVES. At origination, the Cabin John Mall & Shopping Center
Borrower deposited in escrow with the lender $234,189 and $82,613 for real estate taxes and insurance premium costs, respectively. The Cabin John Mall &
Shopping Center Borrower is required to deposit monthly into the related escrow accounts 1/12 of the estimated annual real estate taxes and insurance premium costs. The amounts shown are the current monthly collections. In addition, at origination, the Cabin John Mall & Shopping Center Borrower deposited in escrow
$111,611 for certain deferred maintenance costs. The Cabin John Mall & Shopping
Center Borrower is required to escrow $4,862 monthly until January 1, 2014 for costs associated with a roof replacement. Upon the occurrence of an event of default, the Cabin John Mall & Shopping Center Borrower is required to deposit monthly $4,461 to cover the costs of capital improvements. In the event CVS of
Maryland LLC does not renew its lease through at least June 30, 2018 and/or
Giant of Maryland LLC does not renew its lease through at least May 31, 2018, then beginning on the first day of the first month following the earlier of (i)
the date CVS of Maryland LLC and/or Giant of Maryland LLC provides notice to the
Cabin John Mall & Shopping Center Borrower of its intent to not renew its respective lease or (ii) the last contractual date for which CVS of Maryland LLC and/or Giant of Maryland LLC can provide notice of its intent to renew its respective lease, and continuing until said leased space formerly occupied by
CVS of Maryland LLC and/or Giant of Maryland LLC is fully leased with a lease term of at least 5 years, Cabin John Mall & Shopping Center Borrower shall deposit into a tenant improvements and leasing commissions escrow on each payment date an amount equal to the net cash flow based on the most recent trailing 12 month quarterly operating statements received by the lender.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Cabin John Mall & Shopping Center Loan.

     PROPERTY MANAGEMENT. The Cabin John Mall & Shopping Center Property is
managed by Freeman Retail, L.L.C., which is affiliated with the Cabin John Mall
& Shopping Center Borrower and which provides commercial and retail brokerage services. It is one of the largest independent real estate brokerage companies in the Mid-Atlantic region, with nearly 40 years of commercial real estate experience. Freeman Retail, LLC manages approximately 2.6 million square feet of retail space for its own portfolio and third party clients. In addition to its commercial and retail leasing and sales services, the company provides retail tenant representation.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Cabin John Mall & Shopping
Center Loan and the Cabin John Mall & Shopping Center Property is set forth on
Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-38

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-39

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - GE HEALTHCARE FACILITY
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-40

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - GE HEALTHCARE FACILITY
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-41

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - GE HEALTHCARE FACILITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PCFII
ORIGINAL BALANCE(1):            $65,250,000
CUT-OFF DATE BALANCE(1):        $65,250,000
LOAN PURPOSE:                   Acquisition
SHADOW RATING (FITCH/S&P):      NAP
FIRST PAYMENT DATE:             January 1, 2008
INTEREST RATE:                  6.360%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  January 1, 2018
EXPECTED MATURITY BALANCE(1):   $65,250,000
SPONSORS:                       Belwater Capital Fund LLC, Belmar Capital
                                Fund LLC, Beldore Capital Fund LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Prepayment is permitted with the greater of
                                yield maintenance premium or 1% of the unpaid
                                principal balance and after the earlier of
                                November 16, 2010 or 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance.
                                Prepayable without penalty from and after July
                                1, 2017.
LOAN PER SF(1):                 $128.90
UP-FRONT RESERVES:              None
ONGOING RESERVES:               RE Tax:      Springing
                                Insurance:   Springing
                                TI/LC:       Springing
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Suburban
LOCATION:                       Wauwatosa, WI
YEAR BUILT/RENOVATED:           2006 / NAP
PERCENT LEASED(2):              100.0%
SQUARE FOOTAGE:                 506,195
THE COLLATERAL:                 Four-story office building
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            Eaton Vance Management
3RD MOST RECENT NOI (AS OF):    NAP
2ND MOST RECENT NOI (AS OF):    NAP
MOST RECENT NOI (AS OF):        NAP
U/W NET OP. INCOME:             $6,584,291
U/W NET CASH FLOW:              $6,483,052
U/W OCCUPANCY:                  98.0%
APPRAISED VALUE:                $99,520,000
CUT-OFF DATE LTV(1):            65.6%
MATURITY DATE LTV(1):           65.6%
DSCR(1):                        1.54x
POST IO DSCR:                   NAP
--------------------------------------------------------------------------------

(1)  The subject $65,250,000 loan represents the senior portion of a $71,250,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in the table are based on the $65,250,000 senior financing.

(2)  Percent leased is based on the rent roll dated December 5, 2007.

THE GE HEALTHCARE FACILITY LOAN.

     THE LOAN. The fifth largest loan (the "GE Healthcare Facility Loan") is evidenced by a Promissory Note (the "GE Healthcare Facility Note") and is
secured by a first priority fee Mortgage and Security Agreement encumbering a
506,195 square foot, four-story office building and attached 1-story light assembly building known as the GE Healthcare Facility, located in Wauwatosa, WI
(the "GE Healthcare Facility Property"). The GE Healthcare Facility Loan was
originated on November 16th, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is comprised of three separate tenants-in-common with the following ownership breakout: Bel Marquette I, LLC (40% interest), Bel
Marquette II, LLC (30% interest), and Bel Marquette III, LLC (30% interest)
(collectively, the "GE Healthcare Facility Borrower"). Bel Marquette I, LLC is
wholly owned by Belmar Capital Fund LLC. Bel Marquette II, LLC is wholly owned by Belwater Capital Fund LLC. Bel Marquette III, LLC is wholly owned by Beldore
Capital Fund LLC.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-42

     THE PROPERTY. The GE Healthcare Facility Property is a four-story office building and an attached one-story light assembly building, located in
Wauwatosa, Wisconsin (six miles west of Milwaukee). Built in 2006, the building is comprised of 506,195 square feet (of which 9% net rentable area is light assembly space) and is 100% occupied by General Electric's Healthcare unit
(rated AAA/Aaa by S&P/Moody's). General Electric's Healthcare unit uses the facility as the North American headquarters of its imaging products. The building, which has a footprint similar to an "H" shape, is constructed primarily of masonry with glass curtain wall and steel framing and features an attached five-story parking garage, six passenger elevators, one freight elevator and two passenger elevators in the parking garage. The light assembly space (9% NRA) has 18 foot clear-height ceilings and includes three dock doors, one drive-in door, and two docks for trash compactors. Other on-site amenities include a full-service cafeteria, a fitness center, and a retail bank branch.
The building is fully sprinklered and parking is provided for 2,122 automobiles
(1,465 parking structure stalls and 657 surface parking spots).

     The GE Healthcare Facility Property is located at 9900 West Innovation
Drive, close to the intersection of W Wisconsin Ave and Route 45, Milwaukee
County, Wauwatosa, Wisconsin. The GE Healthcare Facility Property's frontage is along Route 45 (a major north/south arterial in the submarket) and benefits from its close proximity to major infrastructure in the region, as Route 45 connects to I-894 and I-94 interchange a quarter mile to the south. Milwaukee's central business district is located six miles to the east.

     Furthermore, the GE Healthcare Facility Property is located in the
Milwaukee County Research Park (MCRP). The MCRP is a 175 acre medical research park that is comprised of 10 buildings with over 1,290,000 square feet of existing office space with new development underway. The new developments consist of two office buildings and one hotel building. The park, which has a nearly equal balance of single and multi-tenant buildings, is municipally sponsored and has covenants in place to protect the property owners and to ensure its usage for medical and technical research.

     The following table presents certain information relating to the lease rollover at the GE Healthcare Facility Property:

                             LEASE ROLLOVER SCHEDULE

-----------------------------------------------------------------------------------------------------------------------
                            AVERAGE UNDERWRITTEN                 CUMULATIVE      % OF TOTAL       CUMULATIVE % OF TOTAL
               # OF LEASES    BASE RENT PER SF    % OF TOTAL SF    % OF SF   UNDERWRITTEN RENTAL  UNDERWRITTEN RENTAL
     YEAR        ROLLING           ROLLING            ROLLING      ROLLING     REVENUES ROLLING      REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------

    Vacant          0              $ 0.00                0%           0%               0%                    0%
     2008           0              $ 0.00                0%           0%               0%                    0%
     2009           0              $ 0.00                0%           0%               0%                    0%
     2010           0              $ 0.00                0%           0%               0%                    0%
     2011           0              $ 0.00                0%           0%               0%                    0%
     2012           0              $ 0.00                0%           0%               0%                    0%
     2013           0              $ 0.00                0%           0%               0%                    0%
     2014           0              $ 0.00                0%           0%               0%                    0%
     2015           0              $ 0.00                0%           0%               0%                    0%
     2016           0              $ 0.00                0%           0%               0%                    0%
     2017           0              $ 0.00                0%           0%               0%                    0%
2018 & Beyond       1              $13.46              100%         100%             100%                  100%

     The following table presents certain information relating to the major tenants at the GE Healthcare Facility Property:

                          CREDIT RATING                    ANNUALIZED       % OF TOTAL         ANNUALIZED
                             (FITCH/        TENANT  % OF  UNDERWRITTEN      ANNUALIZED     UNDERWRITTEN RENT     LEASE
TENANT NAME               MOODY'S/S&P)(1)    NRSF   NRSF    RENT ($)    UNDERWRITTEN RENT     ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------

General Electric Company    --/Aaa/AAA     506,195  100%   $6,815,055          100%              $13.46       01/31/2018
------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   506,195  100%   $6,815,055          100%              $13.46
------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP              0    0%   $        0            0%              $ 0.00          NAP
Vacant Space                    NAP              0    0%   $        0            0%              $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   506,195  100%   $6,815,055          100%              $13.46
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Upon the earlier of the General Electric Company providing notice that it is not renewing its lease or 12 months prior to the expiration of the lease (a "GE Trigger Event"), (i) the GE Healthcare Facility
Borrower shall cause the tenant to deposit in an escrow account with the Lender
(the "GE Rollover Escrow") cash or a letter of credit in the amount of
$6,300,000 and (ii) the GE Healthcare Facility Borrower's right to receive funds from the lockbox account shall cease and all funds remaining therein after payment of real estate taxes, insurance costs and debt service payments shall be deposited into the GE Rollover Escrow until such funds transferred from the lockbox account equal $4,219,065. Amounts in the GE Rollover Escrow shall be used to pay costs associated with tenant improvements and leasing commissions.
In addition, upon the occurrence of an event of default, the GE Healthcare
Facility Borrower is required to deposit monthly 1/12 of the estimated annual real estate taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
GE Healthcare Facility Loan.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-43

     PROPERTY MANAGEMENT. The GE Healthcare Facility Property is managed by
Eaton Vance Management, which is an affiliate of the GE Healthcare Facility
Borrower. Eaton Vance Management and its subsidiary Boston Management and
Research provide management and advisory services to the sponsors, and the investment portfolio in which the sponsors invest. Eaton Vance and Boston
Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. On behalf of a series of private equity funds, Eaton
Vance controls more than $152 billion in reported assets, of which more than $5 billion is in real estate.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The GE
Healthcare Facility Property is also encumbered by a $6,000,000 B-Note, which is subordinate to the GE Healthcare Facility Loan and not included in the
2008-TOP29 trust. It has a coupon of 7.05% per annum. The B-Note is interest only through December 1, 2012, with monthly principal and interest payments of
$118,948.79 due beginning January 1, 2013 through the maturity date. The B-Note is coterminous with the GE Healthcare Facility Note.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the GE Healthcare Facility Loan and the GE Healthcare Facility Property is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
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                                      T-44

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-45

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             MORTGAGE LOAN NO. 6 - SECURCARE SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

                               [5 PHOTOS OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-46

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             MORTGAGE LOAN NO. 6 - SECURCARE SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

                            [4 MAPS & LEGEND OMITTED]

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
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                                      T-47

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 6 - SECURCARE SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
ORIGINAL BALANCE:              $52,500,000
CUT-OFF DATE BALANCE:          $52,500,000
LOAN PURPOSE:                  Acquisition
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            October 1, 2007
INTEREST RATE:                 6.3875%
AMORTIZATION:                  Interest only through September 1, 2008.
                               Monthly principal and interest payments of
                               $340,405.02 beginning October 1, 2008 through
                               the maturity date.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 June 1, 2014
EXPECTED MATURITY BALANCE:     $47,823,117
SPONSOR:                       Arlen D. Nordhagen
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" date, with U.S. Treasury defeasance
                               thereafter. Prepayable without penalty on and
                               after April 1, 2014.
LOAN PER SF/UNIT:              $32.98 / $3,924.35
UP-FRONT RESERVES:             RE Tax:                 $300,530
                               Insurance:              $68,288
                               Cap Ex:                 $13,037
                               Deferred Maintenance:   $351,014
                               Other:                  $231,486
ONGOING RESERVES:              RE Tax:                 $72,792 / month
                               Insurance:              $9,755 / month
                               Cap Ex:                 $13,037 / month
                               Additional Cap Ex(1):   $12,500 / month
                               Other:                  Springing
LOCKBOX:                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio
PROPERTY TYPE:                 Self Storage
PROPERTY SUB-TYPE:             Self Storage
LOCATION:                      Various - See Table
YEAR BUILT/RENOVATED:          Various - See Table
PERCENT LEASED(2):             79.7%
SQUARE FOOTAGE:                1,591,977
UNITS(3):                      13,378
THE COLLATERAL:                36 self storage properties located in six states
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           SecurCare Self Storage, Inc.
3RD MOST RECENT NOI (AS OF):   $4,839,306 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):   $5,186,600 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):       $5,475,853 (TTM 12/31/2007)
U/W NET OP. INCOME:            $5,564,428
U/W NET CASH FLOW:             $5,331,859
U/W OCCUPANCY:                 77.9%
APPRAISED VALUE:               $79,240,000
CUT-OFF DATE LTV:              66.3%
MATURITY DATE LTV:             60.4%
DSCR:                          1.57x
POST IO DSCR:                  1.31x
--------------------------------------------------------------------------------

(1)  See Escrows and Reserves section.

(2)  Percent leased is based on the rent rolls dated December 31, 2007.

(3)  Unit counts include leasable parking spaces and are based on the rent rolls dated December 31, 2007. Unit counts are approximate and may fluctuate over time.

THE SECURCARE SELF STORAGE PORTFOLIO LOAN.

     THE LOAN. The sixth largest loan (the "SecurCare Self Storage Portfolio
Loan") is evidenced by a promissory note and is secured by first priority cross-collateralized and cross-defaulted mortgages/deeds of trust/deeds to secure debt on the SecurCare Self Storage Portfolio, a portfolio of 36 self storage properties located in six states (the "SecurCare Self Storage Portfolio
Properties"). The SecurCare Self Storage Portfolio Loan was originated on August
30, 2007 by Bear Stearns Commercial Mortgage, Inc.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-48

     THE BORROWER. The borrower is SecurCare Properties I, LLC, a Delaware limited liability company that owns no material assets other than the SecurCare
Self Storage Portfolio Properties (the "SecurCare Self Storage Portfolio
Borrower"). The sponsor of the SecurCare Self Storage Portfolio Borrower is
Arlen D. Nordhagen, one of the founding partners of SecurCare Self Storage, Inc.
("SecurCare"). Mr. Nordhagen has over 25 years of general management experience.
He assumed his role as president in April 1999 and since then has expanded
SecurCare from 20 properties to more than 100 properties.

     THE COMPANY AND PROPERTIES. SecurCare is a private company which was founded in 1988 to acquire, develop and manage self-storage facilities.
SecurCare grew from four properties in 1990 to 20 properties in 1999, when Arlen
D. Nordhagen acquired a majority interest in the company. SecurCare has since experienced growth to its current level of more than 100 properties in 10 states. The SecurCare Self Storage Portfolio Borrower occupies and operates all of the SecurCare Self Storage Portfolio Properties. The properties are generally operated under the names SecurCare Self Storage, Colonial Storage Centers and
Triple-S Self Storage. SecurCare's corporate management is based in Denver,
Colorado.

     The SecurCare Self Storage Portfolio Properties consist of 36 assets located in six different states throughout the Southeast and South Central
United States. The SecurCare Self Storage Portfolio Properties total 13,378 units and a net rentable area of 1,591,977 square feet. The SecurCare Self
Storage Portfolio Properties are located in 16 different market areas, with the highest concentration of facilities in Tulsa, Oklahoma (7), Atlanta, Georgia
(6), and Raleigh-Durham, North Carolina (4). Built between 1930 and 1998, the
SecurCare Self Storage Portfolio Properties are generally single-story facilities which typically feature security gates, keypad entry, individual locks and on-site managers. The SecurCare Self Storage Portfolio Properties range from 170 to 761 units (including leasable parking spaces) and from 18,750 to 89,850 square feet. Individual units typically have exterior access and many feature climate control.

     The following table presents certain information relating to the SecurCare
Self Storage Portfolio Properties:

                                                    ALLOCATED     YEAR BUILT /    PERCENT                       APPRAISED
PROPERTY                     LOCATION              LOAN AMOUNT     RENOVATED       LEASED  UNITS(1)     NRSF      VALUE
---------------------------------------------------------------------------------------------------------------------------

1961 Caribou Drive           Fort Collins, CO      $ 4,699,000    1993 / 1996       91.9%      589      83,350  $ 7,100,000
4815 Broadway Drive          Fort Collins, CO      $ 3,442,000     1998 / NAP       89.0%      536      63,650  $ 5,200,000
1434 South Sheridan          Tulsa, OK             $ 2,598,000     1980 / NAP       89.4%      553      66,160  $ 3,925,000
6501 Hillsborough Street     Raleigh, NC           $ 2,522,000     1998 / NAP       94.3%      507      55,932  $ 3,750,000
3400 Longmire Drive          College Station, TX   $ 2,383,000     1995 / NAP       70.3%      449      44,295  $ 3,600,000
9727 East 11th               Tulsa, OK             $ 2,366,000     1987 / NAP       66.6%      761      78,780  $ 3,575,000
6837 Market Street           Wilmington, NC        $ 2,356,000     1994 / NAP       85.2%      431      53,775  $ 3,560,000
1 Western Hills Court NW     Norcross, GA          $ 2,184,000     1987 / NAP       67.3%      652      89,850  $ 3,300,000
1057 Rim Road                Fayetteville, NC      $ 2,091,000     1995 / NAP       94.8%      399      50,550  $ 3,160,000
1515 Mount Zion              Morrow, GA            $ 1,919,000     1980 / NAP       67.5%      519      64,050  $ 2,900,000
8905 South Lewis             Tulsa, OK             $ 1,820,000     1989 / NAP       92.7%      482      46,541  $ 2,750,000
3218 South Garnett Road      Tulsa, OK             $ 1,770,000     1982 / NAP       91.4%      462      57,120  $ 2,675,000
4615 West Beryl Road         Raleigh, NC           $ 1,483,000     1977 / NAP       90.0%      299      28,750  $ 2,200,000
3472 Hillsborough Road       Durham, NC            $ 1,449,000     1977 / NAP       74.4%      316      31,500  $ 2,150,000
523 Wylie Road SE            Marietta, GA          $ 1,324,000     1979 / NAP       85.5%      267      40,050  $ 2,000,000
777 South Academy Boulevard  Colorado Springs, CO  $ 1,291,000     1998 / NAP       69.5%      397      45,325  $ 1,950,000
6436 South Peoria            Tulsa, OK             $ 1,257,000     1976 / NAP       63.9%      480      61,425  $ 1,900,000
9303 Abercom Extension       Savannah, GA          $ 1,257,000     1974 / NAP       95.3%      260      33,600  $ 1,900,000
1320 Norwood Drive           Bedford, TX           $ 1,125,000     1980 / NAP       89.4%      226      29,360  $ 1,700,000
5717 Will Ruth Ave           El Paso, TX           $ 1,125,000     1979 / NAP       89.9%      259      32,756  $ 1,700,000
7800 Broadway Extension      Oklahoma City, OK     $ 1,092,000     1974 / NAP       89.5%      257      35,840  $ 1,650,000
7012 Glenwood                Raleigh, NC           $ 1,079,000     1978 / NAP       90.4%      200      25,200  $ 1,600,000
3751 Longmire Way            Doraville, GA         $   993,000     1978 / NAP       85.0%      267      30,228  $ 1,500,000
2960 Cobb Drive              Smyrna, GA            $   927,000     1977 / NAP       85.0%      254      28,792  $ 1,400,000
12323 East Skelly Drive      Tulsa, OK             $   877,000     1982 / NAP       80.3%      315      44,495  $ 1,325,000
5815 South Mingo Road        Tulsa, OK             $   811,000     1984 / NAP       82.0%      316      42,566  $ 1,225,000
2815 White Horse Road        Greenville, SC        $   794,000     1981 / NAP       82.9%      307      31,500  $ 1,220,000
1185 South Cobb Drive SE     Marietta, GA          $   728,000     1987 / NAP       69.2%      574      54,850  $ 1,100,000
2115 Silas Creek Parkway     Winston-Salem, NC     $   695,000     1977 / NAP       66.2%      296      25,275  $ 1,075,000
3728 West Wendover Ave       Greensboro, NC        $   675,000     1984 / NAP       61.1%      293      65,560  $ 1,040,000
1412 Poinsett Highway        Greenville, SC        $   655,000     1980 / NAP       84.7%      200      19,300  $   980,000
3730 West Wendover Ave       Greensboro, NC        $   635,000     1976 / NAP       66.2%      287      30,600  $   990,000
4074 State Highway 6 South   College Station, TX   $   622,000  1930, 1975 / NAP    64.2%      319      31,730  $   940,000
3121 Washington Road         Augusta, GA           $   596,000     1977 / NAP       66.9%      254      28,088  $   900,000
1881 Gordon Highway          Augusta, GA           $   463,000     1973 / NAP       80.9%      225      22,384  $   700,000
4701 Osborne Drive           El Paso, TX           $   397,000     1977 / NAP       82.0%      170      18,750  $   600,000
---------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                           $52,500,000                      79.7%   13,378   1,591,977  $79,240,000
---------------------------------------------------------------------------------------------------------------------------

                               U/W NET
                                CASH
PROPERTY                        FLOW
---------------------------------------

1961 Caribou Drive           $  452,466
4815 Broadway Drive          $  305,255
1434 South Sheridan          $  301,975
6501 Hillsborough Street     $  268,666
3400 Longmire Drive          $  247,044
9727 East 11th               $  298,007
6837 Market Street           $  245,653
1 Western Hills Court NW     $  215,439
1057 Rim Road                $  220,539
1515 Mount Zion              $  194,898
8905 South Lewis             $  221,532
3218 South Garnett Road      $  196,815
4615 West Beryl Road         $  150,831
3472 Hillsborough Road       $  119,782
523 Wylie Road SE            $  119,888
777 South Academy Boulevard  $  104,939
6436 South Peoria            $  140,565
9303 Abercom Extension       $  131,442
1320 Norwood Drive           $   95,300
5717 Will Ruth Ave           $  133,987
7800 Broadway Extension      $  119,332
7012 Glenwood                $  109,242
3751 Longmire Way            $   97,431
2960 Cobb Drive              $  102,543
12323 East Skelly Drive      $   55,734
5815 South Mingo Road        $   94,535
2815 White Horse Road        $   80,991
1185 South Cobb Drive SE     $   60,426
2115 Silas Creek Parkway     $   60,616
3728 West Wendover Ave       $   59,305
1412 Poinsett Highway        $   78,505
3730 West Wendover Ave       $   56,691
4074 State Highway 6 South   $   59,330
3121 Washington Road         $   50,409
1881 Gordon Highway          $   42,522
4701 Osborne Drive           $   39,224
---------------------------------------
TOTAL / WEIGHTED AVERAGE     $5,331,859
---------------------------------------

(1)  Unit counts include leasable parking spaces and are based on the rent rolls dated December 31, 2007. Unit counts are approximate and may fluctuate over time.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-49

     ESCROWS AND RESERVES. At loan origination, the SecurCare Self Storage
Portfolio Borrower deposited amounts into the following reserve funds: (i)
$300,530 for real estate taxes, (ii) $68,288 for insurance, (iii) $351,014 for deferred maintenance, (iv) $13,037 for replacement reserves, and (v) $231,486 for additional capital improvements. The SecurCare Self Storage Portfolio
Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The monthly tax and insurance reserve amounts shown are the monthly collections as of loan origination. The SecurCare Self Storage Portfolio
Borrower is also required to make monthly deposits of $13,037 for replacement reserves and $12,500 for additional capital improvements. Additionally, there is a springing reserve for prepaid rent. The SecurCare Self Storage Portfolio
Borrower will be required to deposit all prepaid rent collected by the SecurCare
Self Storage Portfolio Borrower that exceeds, in the aggregate, 5% of the gross annual revenue for the immediately preceding fiscal year.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox with respect to the SecurCare
Self Storage Portfolio Loan is triggered (i) upon an event of default, (ii) upon bankruptcy of the SecurCare Self Storage Portfolio Borrower or property manager or (iii) if the DSCR falls below 1.20x.

     PROPERTY MANAGEMENT. The SecurCare Self Storage Portfolio Properties are
managed by SecurCare Self Storage, Inc., an affiliate of the SecurCare Self
Storage Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The sponsors have incurred a single mezzanine loan in the amount of up to $72,113,125 at a corporate level, which is secured by the indirect equity interest in the SecurCare Self Storage
Portfolio Borrower and indirectly by other interests owned by the sponsors, which other interests do not represent ownership interests in the SecurCare Self
Storage Portfolio Properties. The estimated allocation of such mezzanine debt to the SecurCare Self Storage Portfolio Properties is approximately $13,125,000. An intercreditor agreement was executed between the lender and mezzanine lender.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The SecurCare Self Storage Portfolio Borrower may
release any SecurCare Self Storage Portfolio Property from the lien of the
SecurCare Self Storage Portfolio Loan through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property,
(ii) the LTV immediately following the release is not greater than the lesser of
(x) 66.27% and (y) the LTV immediately preceding the release and (iii) the DSCR immediately following the release is equal to or greater than the greater of (x)
1.20x and (y) the DSCR for the 12 full calendar months immediately preceding the release.

     SUBSTITUTION OF PROPERTIES. The SecurCare Self Storage Portfolio Borrower
may substitute any SecurCare Self Storage Portfolio Property by substituting a replacement property for an individual property, subject to the satisfaction of certain requirements and conditions including, but not limited to the following:
(i) after giving effect to the substitution, not more than seven properties may be substitute properties, (ii) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at loan origination and the aggregate DSCR immediately prior to the substitution, (iii)
the fair market value of the substitute property is not less than the greater of
(a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property immediately prior to the substitution, (iv) the payment of a fee equal to 1% of the allocated amount for the substitute property, (v) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

     Certain additional information regarding the SecurCare Self Storage
Portfolio Loan and the SecurCare Self Storage Portfolio Properties is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-50

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-51

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                   MORTGAGE LOAN NO. 7 - HILTON - INDIANAPOLIS
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                               [3 PHOTOS OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-52

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                   MORTGAGE LOAN NO. 7 - HILTON - INDIANAPOLIS
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                                  [MAP OMITTED]

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
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                                      T-53

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - HILTON - INDIANAPOLIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCFII
ORIGINAL BALANCE:              $50,720,000
CUT-OFF DATE BALANCE:          $50,720,000
LOAN PURPOSE:                  Acquisition
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            December 1, 2007
INTEREST RATE:                 6.510%
AMORTIZATION:                  Interest only through November 1, 2012. Monthly
                               principal and interest payments of $320,918.53
                               beginning December 1, 2012 through the maturity
                               date.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 November 1, 2017
EXPECTED MATURITY BALANCE:     $47,808,370
SPONSORS:                      General Electric Pension Trust, Pyramid Advisors
                               LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of October 5, 2010
                               or 2 years after the REMIC "start-up" day, with
                               U.S. Treasury defeasance thereafter. Prepayable
                               without penalty from and after October 1, 2017.
LOAN PER ROOM:                 $152,771
UP-FRONT RESERVES:             Deferred Maintenance:   $125,000
                               Debt Service:           $2,216,187 LOC
ONGOING RESERVES:              RE Tax:                 Springing
                               Insurance:              Springing
                               FF&E:                   $59,928 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Hospitality
PROPERTY SUB-TYPE:             Full Service
LOCATION:                      Indianapolis, IN
YEAR BUILT/RENOVATED:          1971 / 2000
OCCUPANCY(1):                  71.8%
ROOMS:                         332
THE COLLATERAL:                332-room full service hotel
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Pyramid Acquisition Management LLC
3RD MOST RECENT NOI (AS OF):   $2,440,803 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):   $4,785,867 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):       $5,928,495 (TTM 09/30/2007)
U/W NET OP. INCOME:            $5,216,449
U/W NET CASH FLOW:             $4,677,097
U/W OCCUPANCY:                 71.8%
APPRAISED VALUE:               $77,000,000
CUT-OFF DATE LTV:              65.9%
MATURITY DATE LTV:             62.1%
DSCR:                          1.40x
POST IO DSCR:                  1.21x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the occupancy report dated September 30, 2007.

THE HILTON - INDIANAPOLIS LOAN.

     THE LOAN. The seventh largest loan (the "Hilton - Indianapolis Loan") is evidenced by a Promissory Note and is secured by a first priority fee Mortgage,
Security and Joinder Agreement encumbering a 332-room, full service, hospitality property located in Indianapolis, Indiana (the "Hilton - Indianapolis
Property"). The Hilton - Indianapolis Loan was originated on October 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is GEPA Hotel Owner Indianapolis LLC, a Delaware limited liability company (the "Hilton - Indianapolis Borrower"), which is 100%
owned by GEPA Hotel Owner Venture, LLC. GEPA Hotel Owner Venture, LLC is
comprised of 3% ownership by Pyramid Acquisition Fund I-A, LLC, with Pyramid
Advisors LLC as its sole member, and 97% ownership by GEPT GEPA Hotel Owner
Portfolio LLC, with General Electric Pension Trust ("GEPT") as its sole member.

     GE Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of
General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds reported to be in excess of $197 billion.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-54

     THE PROPERTY. The Hilton - Indianapolis Property is a 20-story, 332-room, full service, lodging facility that opened in 1971 and was renovated in 2000.
The Hilton - Indianapolis Property's room breakdown consists of 22 queen, 193 king, and 117 queen/queen. The hotel has approximately 28,986 square feet of meeting / ballroom space. The hotel's amenities include two restaurants, each with a lounge, an indoor pool, whirlpool, fitness center, business center, barber shop, spa services, and gift shop. Parking is available for 647 vehicles onsite. The Hilton - Indianapolis Property site encompasses 1.58 acres.

     Typical guestrooms feature a color television, alarm radio, Hilton Serenity
Bed Package, large arm chair, thermostat, premium cable, work desk, coffee maker, hair dryer, high speed internet access, iron and ironing board, telephone, and double locking doors with electronic locks. Guestroom renovations included new case goods, softgoods, and carpeting in 2005-2006.

     The Hilton - Indianapolis Property is located at 120 West Market Street,
Indianapolis, Indiana. Indianapolis is served by major routes such as Interstate
74, Interstate 65, and Interstate 70. The Hilton - Indianapolis Property is
located at the corner of Illinois and Market Streets, a block from the State
Capital and two blocks from the Indiana State House. The Hilton - Indianapolis
Property is within blocks of major attractions such as the RCA Dome, Indiana
Convention Center, Circle Centre Mall, Indiana University-Indianapolis, Purdue
University, and the Conseco Fieldhouse.

     More specific information about the Hilton - Indianapolis Property is set forth in the table below:

       HILTON - INDIANAPOLIS AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                  COMPETITIVE SET(1)       HILTON - INDIANAPOLIS(1)      PENETRATION FACTOR
             ---------------------------  --------------------------  -----------------------
   YEAR      OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR    REVPAR  OCCUPANCY   ADR   REVPAR
----------------------------------------------------------------------------------------------

TTM 09/2005    72.8%    $135.34  $ 98.46    68.9%    $125.33  $86.40     94.6%   92.6%   87.7%
TTM 09/2006    70.5%    $137.66  $ 97.05    67.4%    $130.31  $87.86     95.6%   94.7%   90.5%
TTM 09/2007    70.7%    $142.66  $100.88    71.8%    $134.25  $96.43    101.6%   94.1%   95.6%

(1)  Based on data provided by STR Reports.

     ESCROWS AND RESERVES. At loan origination, the Hilton - Indianapolis
Borrower deposited a letter of credit in the amount of $2,216,187 (the "Debt
Service LOC"). The Debt Service LOC will be released to the Hilton -
Indianapolis Borrower upon the satisfaction of certain conditions, including a
DSCR equal to at least 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue. Upon the occurrence and the continuance of an event of default, the Lender shall have the right at its option to draw on the Debt Service LOC and apply the Debt Service LOC to the payment of the Debt. In addition, at origination, the Hilton - Indianapolis
Borrower deposited in escrow $125,000 for costs associated with deferred maintenance repairs on the parking garage. The Hilton - Indianapolis Borrower is required to deposit into an FF&E escrow account with the lender on a monthly basis an amount equal to 1/12 of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for
Lodging Industry) or (ii) the annual amount required by the management agreement. Upon the occurrence of an event of default or in the event the DSCR, calculated net of the amount of the Debt Service LOC, falls below 1.00x for three consecutive months, the Hilton - Indianapolis Borrower is required to deposit monthly into an escrow account 1/12 of the estimated annual real estate taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Hilton - Indianapolis Loan.

     PROPERTY MANAGEMENT. The Hilton - Indianapolis Property is managed by
Pyramid Acquisition Management LLC ("Pyramid") which is an affiliate of the
Hilton - Indianapolis Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 66% and an aggregate DSCR less than
1.22x; (ii) the mortgage loan lender must approve the mezzanine lender and financing documents and the mezzanine lender shall enter into an intercreditor agreement with the mortgage loan lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings on the series 2008-TOP29 certificates resulting from mezzanine financing.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Hilton - Indianapolis Loan and the Hilton - Indianapolis Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-55

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                 MORTGAGE LOAN NO. 8 - ARENA HUB SHOPPING CENTER
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-56

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                 MORTGAGE LOAN NO. 8 - ARENA HUB SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-57

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                 MORTGAGE LOAN NO. 8 - ARENA HUB SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCFII
ORIGINAL BALANCE:              $35,000,000
CUT-OFF DATE BALANCE:          $34,961,449
LOAN PURPOSE:                  Refinance
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            February 1, 2008
INTEREST RATE:                 6.250%
AMORTIZATION:                  336 Months
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 January 1, 2018
EXPECTED MATURITY BALANCE:     $28,667,292
SPONSOR:                       Robert S. Tamburro, Jr.
INTEREST CALCULATION:          30/360
CALL PROTECTION:               Locked out until the earlier of February 1,
                               2012 or 2 years after the REMIC "start-up"
                               day, with U.S. Treasury defeasance thereafter.
                               Prepayable without penalty from and after
                               December 1, 2017.
LOAN PER SF:                   $119.89
UP-FRONT RESERVES:             TI/LC:       $349,456 LOC
ONGOING RESERVES:              RE Tax:      Springing
                               Insurance:   Springing
LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Wilkes-Barre, PA
YEAR BUILT/RENOVATED:          1999 - 2001 / NAP
PERCENT LEASED(1):             100.0%
SQUARE FOOTAGE:                291,623
THE COLLATERAL:                Anchored retail center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           TFP Limited
3RD MOST RECENT NOI (AS OF):   $3,546,229 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):   $3,881,223 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):       $3,883,899 (TTM 12/31/2006)
U/W NET OP. INCOME:            $3,667,952
U/W NET CASH FLOW:             $3,551,305
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $61,300,000
CUT-OFF DATE LTV:              57.0%
MATURITY DATE LTV:             46.8%
DSCR:                          1.34x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated December 20, 2007.

THE ARENA HUB SHOPPING CENTER LOAN.

     THE LOAN. The eighth largest loan (the "Arena Hub Shopping Center Loan") is evidenced by a Promissory Note and is secured by a first priority fee Mortgage,
Assignment of Leases and Rents, Fixture Filing and Security Agreement
encumbering a 291,623 square foot anchored retail shopping center known as Arena
Hub Shopping Center, located in Wilkes Barre, Pennsylvania (the "Arena Hub
Shopping Center Property"). The Arena Hub Shopping Center Loan was originated on
December 20, 2007 by or on behalf of Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is TFP Limited, a Pennsylvania limited partnership (the "Arena Hub Shopping Center Borrower"). The Arena Hub Shopping
Center Borrower is comprised of Robert S. Tamburro, Jr. and Liza Tambur-Rolland,
each as limited partners with 49% interests, and Robert L. Tambur 2006 Trust for
Robert S. Tamburro, as general partner with a 2% interest. Robert S. Tamburro,
Jr. serves as the non-recourse carveout guarantor and has 10 years of real estate experience.

     THE PROPERTY. The Arena Hub Shopping Center Property consists of a 291,623 square foot anchored retail shopping center constructed between 1999-2001.
Tenant mix at the property is comprised of many national retailers including:
Best Buy Stores, L.P., Barnes & Noble Booksellers, Inc., PetSmart, Old Navy,
Inc., Bed Bath & Beyond, Staples, Inc., TJ Maxx, Dicks Sporting Goods, Inc.,
Pier 1 Imports and The Men's Warehouse.

     The Arena Hub Shopping Center Property is situated in the Highland Park retail development of Wilkes Barre, Pennsylvania, which also includes the
Wyoming Valley Mall, a 911,562 square foot mall, immediately north of the Arena
Hub Shopping Center Property and the Wachovia Arena (to the west of the Arena
Hub Shopping Center Property). The Arena Hub Shopping Center Property is also shadow anchored by a third-party owned Target store and a Lowes Home Improvement
Center owned by the Borrower, neither of which are part of the Arena Hub
Shopping Center Property. The Arena Hub Shopping Center Property has access to
Interstate 81.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-58

     The following table presents certain information relating to the lease rollover at the Arena Hub Shopping Center Property:

                             LEASE ROLLOVER SCHEDULE

                            AVERAGE UNDERWRITTEN                 CUMULATIVE  % OF TOTAL UNDERWRITTEN  CUMULATIVE % OF TOTAL
               # OF LEASES    BASE RENT PER SF    % OF TOTAL SF    % OF SF       RENTAL REVENUES       UNDERWRITTEN RENTAL
     YEAR        ROLLING          ROLLING            ROLLING       ROLLING           ROLLING             REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------

    Vacant          0              $ 0.00                0%           0%                 0%                     0%
     2008           0              $ 0.00                0%           0%                 0%                     0%
     2009           3              $10.73               20%          20%                16%                    16%
     2010           2              $15.20               11%          32%                13%                    29%
     2011           2              $16.42               11%          43%                14%                    43%
     2012           2              $13.95               13%          55%                13%                    56%
     2013           1              $19.25                2%          57%                 2%                    58%
     2014           0              $ 0.00                0%          57%                 0%                    58%
     2015           1              $11.16               16%          73%                13%                    71%
     2016           1              $13.30                8%          81%                 8%                    79%
     2017           1              $13.75               11%          92%                11%                    90%
2018 & Beyond       2              $15.61                8%         100%                10%                   100%

     The following table presents certain information relating to the major tenants at the Arena Hub Shopping Center Property:

                                                                                 % OF TOTAL    ANNUALIZED
                                   CREDIT RATING                   ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                      (FITCH/       TENANT  % OF  UNDERWRITTEN  UNDERWRITTEN      RENT         LEASE
TENANT NAME                       MOODY'S/S&P)(1)    NRSF   NRSF    RENT ($)        RENT      ($ PER NRSF)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------

Dick's Sporting Goods, Inc.          --/--/--       45,710   16%   $  510,070        13%         $11.16     01/31/2015
Best Buy Stores, L.P.              BBB+/Baa2/BBB    30,745   11%   $  422,744        11%         $13.75     01/31/2017
Old Navy, Inc.                       --/--/--       25,564    9%   $  409,004        10%         $16.00     04/30/2011
Barnes & Noble Booksellers, Inc.     --/--/--       23,634    8%   $  336,785         9%         $14.25     01/31/2010
Bed, Bath and Beyond, Inc.           --/--/BBB      30,057   10%   $  330,627         8%         $11.00     01/31/2012
Staples, Inc.                     BBB+/Baa1/BBB+    24,034    8%   $  319,652         8%         $13.30     04/30/2016
TJ Maxx                               --/A3/A       30,106   10%   $  300,000         8%         $ 9.96     10/31/2009
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                           209,850   72%   $2,628,882        67%         $12.53
----------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP         81,773   28%   $1,287,625        33%         $15.75       Various
Vacant Space                            NAP              0    0%   $        0         0%         $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                           291,623  100%   $3,916,507       100%         $13.43
----------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. At loan origination, the Arena Hub Shopping Center
Borrower posted a letter of credit in the amount of $349,456 to cover the cost of certain tenant improvements and leasing commissions. In addition upon the occurrence of an event of default, the Arena Hub Shopping Center Borrower is required to deposit monthly into an escrow account 1/12 of the estimated annual real estate taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Arena Hub Shopping Center Property is managed by
TFP Limited, which is a full service real estate firm that provides leasing and management services for the Arena Hub Plaza Shopping Center, which TFP Limited has owned since its development between 1999-2001. TFP Limited is a family owned business originated by Robert L. Tambur Sr. and has been continued by his son,
Robert S. Tamburro Jr. The family, via their company TFP Limited, owns a small but diversified real estate portfolio consisting of the Arena Hub Shopping
Center Property, an adjacent Lowe's Home Improvement Center, two office/retail buildings, a residential development surrounding an 18-hole golf course, an industrial building and two vacant land parcels, all of which are in the Wilkes
Barre area.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and aggregate DSCR less than 1.20x;
(ii) mortgage loan lender must approve the mezzanine lender and financing documents and the mezzanine lender shall enter into an intercreditor agreement with the mortgage loan lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings on the series 2008-TOP29 certificates resulting from mezzanine financing.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Arena Hub Shopping Center Loan and the Arena Hub Shopping Center Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-59

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                 MORTGAGE LOAN NO. 9 - BROADVIEW VILLAGE SQUARE
--------------------------------------------------------------------------------

                               [6 PHOTOS OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-60

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                 MORTGAGE LOAN NO. 9 - BROADVIEW VILLAGE SQUARE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-61

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - BROADVIEW VILLAGE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
ORIGINAL BALANCE:              $31,500,000
CUT-OFF DATE BALANCE:          $31,500,000
LOAN PURPOSE:                  Acquisition
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            November 1, 2007
INTEREST RATE:                 5.861%
AMORTIZATION:                  Interest Only
ARD:                           October 1, 2017
HYPERAMORTIZATION:             After the ARD, the loan interest rate steps up to
                               the greater of (i) 7.861% and (ii) the then
                               current 10-year treasury yield plus 2%, not to
                               exceed 10.861%.
MATURITY DATE:                 October 1, 2037
EXPECTED ARD BALANCE:          $31,500,000
SPONSOR:                       Cole Credit Property Trust II, Inc.
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" date, with U.S. Treasury defeasance or
                               the payment of the greater of a yield maintenance
                               premium and 1% of the principal balance
                               thereafter. Prepayable without penalty on and
                               after July 1, 2017.
LOAN PER SF:                   $95.70
UP-FRONT RESERVES:             None
ONGOING RESERVES:              RE Tax:                 Springing
                               Insurance:              Springing
                               Cap Ex:                 Springing
                               Deferred Maintenance:   Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Broadview, IL
YEAR BUILT/RENOVATED:          1994 / NAP
PERCENT LEASED(1):             96.3%
SQUARE FOOTAGE:                329,160
THE COLLATERAL:                Class "A" anchored retail center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Cole Realty Advisors, Inc.
3RD MOST RECENT NOI (AS OF):   $5,106,990 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):   $4,371,632 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):       $4,389,702 (TTM 12/31/2006)
U/W NET OP. INCOME:            $3,682,161
U/W NET CASH FLOW:             $3,471,657
U/W OCCUPANCY:                 92.5%
APPRAISED VALUE:               $61,500,000
CUT-OFF DATE LTV:              51.2%
ARD LTV:                       51.2%
DSCR:                          1.85x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated September 13, 2007.

THE BROADVIEW VILLAGE SQUARE LOAN.

     THE LOAN. The ninth largest loan (the "Broadview Village Square Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Broadview Village Square retail property located in Broadview, Illinois (the
"Broadview Village Square Property"). The Broadview Village Square Loan was
originated on September 13, 2007 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Cole MT Broadview IL, LLC, a Delaware limited liability company that owns no material assets other than the Broadview Village
Square Property (the "Broadview Village Square Borrower"). The sponsor of the
Broadview Village Square Borrower is Cole Credit Property Trust II, Inc. The
Cole Companies ("Cole"), together with its subsidiaries and affiliates, is a fully-integrated real estate company providing a variety of services. As of
December 31, 2007, Cole's consolidated portfolio of owned and managed assets included 489 properties comprising 16.1 million square feet purchased for approximately $2.89 billion.

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department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-62

     THE PROPERTY. The Broadview Village Square Property is a 329,160 square foot anchored retail center which was built in 1994 in Broadview, Cook County,
Illinois. The Broadview Village Square Property is less than five miles from the intersection of Interstates 294, 88 and 290, and approximately 13 miles west of downtown Chicago. As of September 13, 2007, the Broadview Village Square
Property was 96.3% leased by 25 tenants. The Broadview Village Square Property is anchored by Home Depot and junior anchored by Sports Authority, Marshalls,
PetSmart, Office Max and Walgreens. Other nationally recognizable tenants at the
Broadview Village Square Property include US Cellular, Washington Mutual,
Jennifer Convertibles, Avenue, Wells Fargo and Curves. Investment-grade tenants account for approximately 59% of the net rentable area as well as approximately
58% of the underwritten base rent at the Broadview Village Square Property.

     The following table presents certain information relating to the lease rollover at the Broadview Village Square Property:

                             LEASE ROLLOVER SCHEDULE

                                  AVERAGE                                            % OF TOTAL           CUMULATIVE % OF TOTAL
               # OF LEASES   UNDERWRITTEN BASE   % OF TOTAL SF   CUMULATIVE %     UNDERWRITTEN BASE     UNDERWRITTEN BASE RENTAL
     YEAR        ROLLING    RENT PER SF ROLLING     ROLLING     OF SF ROLLING  RENTAL REVENUES ROLLING      REVENUES ROLLING
------------------------------------------------------------------------------------ -------------------------------------------

    Vacant          0              $ 0.00              4%              4%                 0%                        0%
     2008           2              $14.30              2%              6%                 2%                        2%
     2009           4              $20.35              3%              9%                 6%                        8%
     2010           6              $14.26             12%             21%                13%                       21%
     2011           3              $33.00              2%             23%                 5%                       26%
     2012           0              $ 0.00              0%             23%                 0%                       26%
     2013           4              $25.20              3%             26%                 6%                       32%
     2014           1              $34.62              0%             26%                 1%                       33%
     2015           4              $10.88             69%             95%                60%                       93%
     2016           0              $ 0.00              0%             95%                 0%                       93%
     2017           0              $ 0.00              0%             95%                 0%                       93%
2018 & Beyond       1              $18.86              5%            100%                 7%                      100%

     The following table presents certain information relating to the tenants at the Broadview Village Square Property:

                          CREDIT RATING                     ANNUALIZED   % OF TOTAL ANNUALIZED      ANNUALIZED
                            (FITCH/         TENANT  % OF   UNDERWRITTEN    UNDERWRITTEN BASE    UNDERWRITTEN BASE     LEASE
TENANT NAME               MOODY'S/S&P)(1)    NRSF   NRSF  BASE RENT ($)          RENT           RENT ($ PER NRSF)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Home Depot                 BBB+/Baa1/BBB+  135,351   41%    $1,458,703             35%                $10.78       01/31/2015
Sports Authority              --/--/--      42,658   13%    $  387,330              9%                $ 9.08       01/31/2015
Marshalls                      --/A3/A      29,896    9%    $  306,434              7%                $10.25       01/31/2010
PetSmart                      --/--/--      26,171    8%    $  314,052              8%                $12.00       01/31/2015
Office Max                    --/--/--      23,282    7%    $  314,307              8%                $13.50       04/30/2015
Walgreen Co.                  --/Aa3/A+     15,906    5%    $  300,000              7%                $18.86       08/31/2059
-----------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   273,264   83%    $3,080,826             74%                $11.27
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                  Various      43,634   13%    $1,063,887             26%                $24.38        Various
Vacant Space                     NAP        12,262    4%    $        0              0%                $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   329,160  100%    $4,144,713            100%                $13.08
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Broadview Village Square Borrower fails to provide evidence that the Broadview
Village Square Property is insured in accordance with the mortgage loan documents and that all taxes and other charges have been paid in accordance with the mortgage loan documents, or upon the occurrence of an event of default. The
Cap Ex reserve of $6,858 per month springs if the Broadview Village Square
Borrower fails to maintain the Broadview Village Square Property in accordance with the mortgage loan documents, or upon the occurrence of an event of default.
The deferred maintenance reserve of up to $5,000 springs if the Broadview
Village Square Borrower fails to make necessary repairs by March 13, 2008.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Broadview Village Square Property.

     PROPERTY MANAGEMENT. The Broadview Village Square Property is managed by
Cole Realty Advisors, Inc., an affiliate of the Broadview Village Square
Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Broadview Village Square Loan and the Broadview Village Square Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-63

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                    MORTGAGE LOAN NO. 10 - GAINESVILLE HILTON
--------------------------------------------------------------------------------

                               [7 PHOTOS OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
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                                      T-64

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                    MORTGAGE LOAN NO. 10 - GAINESVILLE HILTON
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-65

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                    MORTGAGE LOAN NO. 10 - GAINESVILLE HILTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
ORIGINAL BALANCE:              $27,775,000
CUT-OFF DATE BALANCE:          $27,775,000
LOAN PURPOSE:                  Acquisition
SHADOW RATING (FITCH/S&P):     NAP
FIRST PAYMENT DATE:            March 1, 2008
INTEREST RATE:                 6.455%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 February 1, 2018
EXPECTED MATURITY BALANCE:     $27,775,000
SPONSOR:                       Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:          30/360
CALL PROTECTION:               Locked out through January 31, 2011. Beginning
                               February 1, 2011, the borrower must pay a
                               premium equal to the greater of a yield
                               maintenance premium and 1% of the principal
                               balance. Prepayable without penalty on and after
                               January 1, 2018.
LOAN PER ROOM:                 $111,996
UP-FRONT RESERVES:             Seasonality Reserve:    $298,813
ONGOING RESERVES:              RE Tax:                 Springing
                               Insurance:              Springing
                               Deferred Maintenance:   Springing
                               FF&E:                   Springing
LOCKBOX:                       Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Hospitality
PROPERTY SUB-TYPE:             Full Service
LOCATION:                      Gainesville, FL
YEAR BUILT/RENOVATED:          2000 / NAP
OCCUPANCY(1):                  72.3%
ROOMS:                         248
THE COLLATERAL:                248-room full service hotel
OWNERSHIP INTEREST:            Leasehold
PROPERTY MANAGEMENT:           Davidson Hotel Company LLC
3RD MOST RECENT NOI (AS OF):   $4,038,964 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):   $4,435,313 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):       $4,660,998 (TTM 12/31/2007)
U/W NET OP. INCOME:            $4,128,579
U/W NET CASH FLOW:             $3,387,865
U/W OCCUPANCY:                 72.4%
APPRAISED VALUE:               $51,500,000
CUT-OFF DATE LTV:              53.9%
MATURITY DATE LTV:             53.9%
DSCR:                          1.89x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve-month financials dated December
     31, 2007.

THE GAINESVILLE HILTON LOAN.

     THE LOAN. The tenth largest loan (the "Gainesville Hilton Loan") is evidenced by a promissory note and is secured by a first priority mortgage on
The Gainesville Hilton located in Gainesville, Florida (the "Gainesville Hilton
Property"). The Gainesville Hilton Loan was originated on January 9, 2008 by
Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Inland American Lodging Gainesville, L.L.C., a Delaware limited liability company and Inland American Gainesville TRS,
L.L.C., a Delaware limited liability company (collectively, the "Gainesville
Hilton Borrower") that owns no material assets other than the Gainesville Hilton
Property and related interests. The Gainesville Hilton Borrower is sponsored by
Inland American Real Estate Trust, Inc., a subsidiary of the Inland Group Inc.
("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages approximately $20 billion in reported assets and more than 100 million square feet of commercial property.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
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                                      T-66

     THE PROPERTY. The Gainesville Hilton Property is a seven-story, 248-room, full service hotel located on the southwest corner of the University of Florida campus in Gainesville, Florida. The Gainesville Hilton Property was built in
2000 and, with 21,011 square feet of flexible meeting space, is one of only four
IACC (International Association of Conference Centers) certified facilities in the State of Florida. The University of Florida serves as the primary demand generator for the Gainesville Hilton Property, followed by the Shands Healthcare facilities and the surrounding office developments. The Gainesville Hilton
Property is the only full-service hotel located on the University of Florida campus. The room mix at the hotel includes 152 doubles, 93 kings and three suites, and amenities at the property include a fitness center, swimming pool, whirlpool, business center, restaurant and lounge. Guest services include complimentary high-speed internet access and daily newspaper delivery. The
Gainesville Hilton Property features the 215-seat Albert's Restaurant, offering breakfast, lunch and dinner, and the 2 Bits Lounge, a 72-seat sports bar and grill. The Gainesville Hilton Borrower owns a leasehold interest in the
Gainesville Hilton Property pursuant to a ground lease from the University of
Florida Board of Trustees ("Ground Lease"), who own a leasehold interest in the property pursuant to a ground lease from an agency of the State of Florida. The
Ground Lease expires on February 17, 2073 without any extensions and has a current annual rent of $40,000.

              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

          COMPETITIVE SET(1)        GAINESVILLE HILTON(2)         PENETRATION FACTOR
---------------------------------------------------------------------------------------
YEAR  OCCUPANCY    ADR   REVPAR  OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR   REVPAR
---------------------------------------------------------------------------------------

2004    74.7%    $73.07  $54.58    76.4%    $109.20  $ 83.39    102.2%   149.4%  152.8%
2005    77.5%    $77.75  $60.22    79.7%    $124.02  $ 98.89    102.9%   159.5%  164.2%
2006    74.0%    $85.55  $63.35    73.6%    $144.86  $106.60     99.4%   169.3%  168.3%
2007    69.4%    $94.00  $65.25    72.3%    $151.46  $109.54    104.2%   161.1%  167.9%

(1)  Data provided by Smith Travel Research.

(2)  Based on operating statements provided by the Gainesville Hilton Borrower.

     ESCROWS AND RESERVES. At loan origination, the Gainesville Hilton Borrower deposited $298,813, representing two months of debt service, as a seasonality reserve. Real estate tax and insurance reserves spring if the Gainesville Hilton
Borrower fails to provide evidence that the Gainesville Hilton Property is insured in accordance with the mortgage loan documents and that all taxes and other charges have been paid. A deferred maintenance reserve springs if the
Gainesville Hilton Borrower does not complete the immediate repairs and short term repairs by July 9, 2008 and January 9, 2009, respectively, as outlined in the loan documents. An FF&E reserve springs if the Gainesville Hilton Borrower fails to maintain or make necessary replacements to or maintain the Gainesville
Hilton Property or upon the occurrence of an event of default. Additionally, the property manager is required under the management agreement to make monthly FF&E deposits into a separate account that will be controlled by the lender upon the occurrence of an event of default or the expiration/termination of the management agreement.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Gainesville Hilton Loan. The property manager remits net revenue (i.e., after the payment of operating expenses under the management agreement) from the property to a clearing account and upon a trigger event, funds in the clearing account are transferred to a cash management account. A hard lockbox is triggered (i) upon an event of default, (ii) upon bankruptcy of the Gainesville
Hilton Borrower, (iii) upon bankruptcy of the property manager (unless the property manager is replaced by a qualified manager within 60 days of the bankruptcy, in accordance with the loan documents), (iv) upon termination of the management agreement or franchise agreement without lender consent if applicable under the loan documents, or (v) if at any time the DSCR is less than or equal to 1.45x based on the preceding twelve months (unless the DSCR is greater than
1.25x and the Gainesville Hilton Borrower, in accordance with the loan documents delivers cash or a letter of credit in an amount resulting in a DSCR of at least
1.55x).

     PROPERTY MANAGEMENT. The Gainesville Hilton Property is managed by Davidson
Hotel Company LLC, a third-party manager unaffiliated with the Gainesville
Hilton Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Gainesville Hilton Loan and the Gainesville Hilton Property is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley or Bear Stearns research department. Please refer to important information and qualifications at the end of this material.
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                                      T-67

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